Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1, INCREMENTAL REVOLVING FACILITY AMENDMENT AND JOINDER AGREEMENT

AMENDMENT NO. 1, INCREMENTAL REVOLVING FACILITY AMENDMENT AND JOINDER AGREEMENT (together with all exhibits and schedules attached hereto, this “Agreement”) dated as of April 15, 2015 relating to the Second Amended and Restated Credit Agreement dated as of November 8, 2013 (as heretofore amended or modified, the “Existing Credit Agreement”) among VFH Parent LLC, a Delaware limited liability company (the “Borrower”), Virtu Financial LLC, a Delaware limited liability company (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch (“CS”), as Administrative Agent.

RECITALS:

WHEREAS, the Borrower has, by notice to the Administrative Agent dated April 15, 2015 delivered pursuant to Section 2.18(a)(i) of the Existing Credit Agreement (the “Notice”), a copy of which Notice has been delivered to the Lenders and is attached as Annex A hereto, requested an Incremental Revolving Facility in an aggregate principal amount of $100,000,000 (the “Revolving Facility”).

WHEREAS, each financial institution identified on the signature pages hereto as an “Additional Lender”  (each,  an “Additional Lender”)  has agreed,  severally but not jointly,  on the terms and conditions set forth herein and in the Existing Credit Agreement (the Existing Credit Agreement as amended pursuant to Section 8(a) below, the “Credit Agreement”), to provide a portion of such Revolving Facility and to become, if not already, a Lender for all purposes under the Credit Agreement.

WHEREAS, the Administrative Agent may, pursuant to Section 2.18(b)(ii) of the Existing Credit Agreement, without the consent of any other Lender, effect such amendments to the Existing Credit Agreement and the other Loan Documents as may be necessary or appropriate, in its reasonable opinion, to effect an Incremental Revolving Facility.

The parties hereto therefore agree as follows:

SECTION 1.   Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement and each reference herein or in any other Loan Document to the Credit Agreement or any other Loan Document refers to the Credit Agreement or such other Loan Document, in each case as amended by this Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement,  the Guarantee Agreement or the Collateral Agreement shall,  after  this Agreement becomes effective, refer to the Credit Agreement, the Guarantee Agreement or the Collateral Agreement, respectively, in each case as amended by this Agreement.  For the avoidance of doubt, after the Incremental Facility Closing Date (as defined below), any references to “date hereof” or “date of this Agreement” in the Credit Agreement shall continue to refer to November 8, 2013 and any such references in the Guarantee Agreement or Collateral Agreement shall continue to refer to July 8, 2011.

SECTION 2.  Revolving Facility.  Subject to the terms and conditions set forth herein and in the Credit Agreement, each Additional Lender severally but not jointly agrees to make, at any time and from time to time after the Incremental Facility Closing Date and during the Revolving Availability Period, revolving loans to the Borrower in dollars (each, a “Revolving Loan”) in an aggregate principal amount that will not result in such Additional Lender’s Revolving Exposure exceeding such Additional Lender’s

Revolving Commitment. The Revolving Commitments of each Additional Lender as in effect on the Incremental Facility Closing Date are set forth next to such Additional Lender’s name in Schedule 1 hereto under the caption “Revolving Commitment”. Notwithstanding anything in this Agreement or the Credit Agreement to the contrary, each Additional Lender’s commitment in respect of the Revolving Facility shall automatically terminate on the Revolving Commitment Termination Date.

SECTION 3.  Use of Proceeds.  The Letters of Credit and the proceeds of the Revolving Loans may  be  used  for  working  capital  and  other  general  corporate  purposes  of  the  Borrower  and  its Subsidiaries, including the financing of Permitted Acquisitions.

SECTION 4.  Applicable Rate and Fees.  (a) The “Applicable Rate” for the Revolving Loans for any day shall be (a) 2.00% per annum, in the case of an ABR Loan or (b) 3.00% per annum, in the case of a Eurodollar Loan.

(b) The Borrower shall pay the commitment fees, the letter of credit fees (including any participation fees and fronting fees) and any other fees or other amounts payable to or for the account of the Additional Lenders at the times and in the manner set forth in the Credit Agreement. Notwithstanding the foregoing, the Borrower hereby unconditionally promises to pay any fees and expenses owing by the Borrower to the Agents and the Additional Lenders in connection herewith (including fees and expenses of the Agents and the Additional Lenders referred to in the Commitment Letter dated as of February 19, 2015, by and among the Borrower and the Additional Lenders (the “Commitment Letter”) entered into in connection herewith and of counsel thereto (to the extent required to be paid or reimbursed in accordance with the terms of such Commitment Letter)) on the date on which a Qualifying IPO is consummated.

SECTION 5.    Repayment  of  Revolving  Loans  and  Other  Amounts.    The  Borrower  hereby unconditionally promises to pay the unpaid principal amount of and interest on, and any other amounts payable with respect to, each Revolving Loan at the times and in the manner set forth in the Credit Agreement.

SECTION 6.   Terms of the Revolving Loans Generally. Each reference to (a) a “Lender” or “Lenders” in the Credit Agreement or the other Loan Documents shall be deemed to include the “Additional Lenders” and (b) a “Loan” or “Loans” in the Credit Agreement or the other Loan Documents shall be deemed to include the Revolving Loans and all other related terms will have correlative meanings mutatis mutandis.  For the avoidance of doubt, the commitments in respect of the Revolving Facility shall be deemed to have utilized $100,000,000 of the Incremental Cap referred to in Section 2.18(a)(iii)(y) of the Credit Agreement unless such commitments terminate in accordance with the last sentence of Section 2 hereof (other than on the Revolving Maturity Date).

SECTION 7.   Revolving Facility Administrative Agents. CS and JPMorgan Chase Bank, N.A. hereby agree to act as co-administrative agents with respect to the Revolving Facility (collectively, in such capacity, the “Revolving Facility Administrative Agents” and together with the Administrative Agent, the “Agents”) upon the terms set forth in the Credit Agreement.

SECTION 8.   Amendments to Existing Credit Agreement and certain other Loan Documents. Effective on and as of the Incremental Facility Closing Date:

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(a)  the  Existing  Credit  Agreement  (excluding  the  exhibits  and,  except  as  set  forth  below, schedules thereto) is hereby amended in its entirety as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto;

(b) the Guarantee Agreement (excluding the schedules thereto) is hereby amended in its entirety as set forth in the conformed copy of the Guarantee Agreement attached as Exhibit B hereto;

(c) the Collateral Agreement (excluding the schedules thereto) is hereby amended in its entirety as set forth in the conformed copy of the Collateral Agreement attached as Exhibit C hereto; and

(d) Schedule 2.01 to the Existing Credit Agreement is hereby amended in its entirety as set forth in Schedule 2.01 attached hereto.

(e) Schedule 9.01 to the Existing Credit Agreement is hereby amended in its entirety as set forth in Schedule 9.01 attached hereto.

SECTION 9.      Representations  of  Holdings  and  the  Borrower.  Each  of  Holdings  and  the Borrower represents and warrants to each of the Agents and each of the Lenders that:

(a)      the  representations  and  warranties  of  each  Loan  Party  set  forth  in  the  Loan Documents are true and correct in all material respects on and as of the Incremental Facility Closing Date after giving effect hereto and to the effectiveness of the Revolving Facility on the Incremental Facility Closing Date as if made on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on the Incremental Facility Closing Date or on such earlier date, as the case may be (for purposes of this representation and warranty, each reference to “Closing Date” and “Transactions” in Section 3.14 of the Credit Agreement shall be deemed to refer to the Incremental Facility Closing Date and the effectiveness of the Revolving Facility, respectively, and such representation shall be made after giving effect to the effectiveness of the Revolving Facility);

(b)      no Default or Event of Default was continuing on the date of the Notice and no Default or Event of Default has occurred and is continuing on and as of the Incremental Facility Closing Date after giving effect hereto and to the effectiveness of the Revolving Facility on the Incremental Facility Closing Date;

(c)      each Loan Party has the power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Loan Documents as amended or supplemented hereby to which it is a party, and, in the case of the Borrower, to borrow Revolving Loans, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Loan Document as amended or supplemented hereby.  Each Loan Party has duly executed and delivered this Agreement, and this Agreement and each Loan Document as amended or supplemented hereby constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceeding in equity or at law);

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(d)          the effectiveness of the Revolving Facility and the making of any borrowings thereunder (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or Regulatory Supervising Organization, except such as have been obtained or made and are in full force and effect, (ii) will not violate (x) the Organizational Documents of, or (y) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (iii) will not violate, or result in a default under, any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (iv) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (i), (ii)(y) and (iii)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(e)          at the time of the giving of the Notice and after giving effect to the effectiveness of the Revolving Facility on the Incremental Facility Closing Date (assuming the Revolving Facility is fully drawn on the Incremental Facility Closing Date), the Borrower is in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 of the Existing Credit Agreement  recomputed as  of the last  day of the most-recently  ended Test  Period for  which financial statements are available;

(f)               after giving effect to the Revolving Facility, (x) the sum of (i) the aggregate principal amount of all Incremental Term Facilities incurred after the Closing Date, (ii) the aggregate principal amount of all secured Indebtedness incurred after the Closing Date pursuant to Section 6.01(a)(viii) of the Existing Credit Agreement and (iii) the aggregate principal amount of all Additional Notes issued after the Closing Date pursuant to Section 6.01(a)(xxii) of the Existing Credit Agreement does not exceed $100,000,000 and (y) the sum of (i) the aggregate amount of commitments in respect of Incremental Revolving Facilities effected after the Closing Date (including the commitments in respect of the Revolving Facility), (ii) the aggregate principal amount of all Incremental Term Facilities incurred after the Closing Date, (iii) the aggregate principal amount of all secured Indebtedness incurred after the Closing Date pursuant to Section 6.01(a)(viii) of the Existing Credit Agreement and (iv) the aggregate principal amount of all Additional Notes issued after the Closing Date pursuant to Section 6.01(a)(xxii) of the Existing Credit Agreement does not exceed $200,000,000; and

(g)         the terms of this Agreement comply with the requirements of Section 2.18 of the Existing Credit Agreement.

SECTION 10.   Conditions to the Incremental Facility Closing Date.   This Agreement shall become effective as of the first date (the “Incremental Facility Closing Date”) when each of the following conditions shall have been satisfied:

(a)      the Agents shall have received from Holdings and the Borrower, each other Loan Party, each Additional Lender and each Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Agents) that such party has signed a counterpart hereof;

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(b)      the representations and warranties set forth in Section 9 above shall be true and correct  on and as  of the date of the Notice and shall be true and correct  on and as  of the Incremental Facility Closing Date after giving effect hereto and to the effectiveness of the Revolving Facility on the Incremental Facility Closing Date;

(c)      no Default or Event of Default shall have occurred as of the date of the Notice and no Default or Event of Default shall have occurred and be continuing or shall result from the effectiveness of the Revolving Facility on the Incremental Facility Closing Date;

(d)          the  Agents  shall  have  received  a  certificate,  dated  the  Incremental  Facility Closing Date and signed by a Financial Officer, to the effect set forth in clauses (b) and (c) above, together with reasonably detailed calculations demonstrating compliance with clause 9(e) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively,  of  the  Existing  Credit  Agreement  be  accompanied  by  a  reasonably  detailed calculation of Consolidated EBITDA and Consolidated Interest Expense for the relevant period);

(e)          the Agents shall have received a closing certificate from a Responsible Officer of each Loan Party substantially in the form of the applicable closing certificate delivered on the Closing Date (together with all applicable attachments) relating to (i) the organization, existence and good standing of each Loan Party, (ii) the corporate or other authority for and validity of this Agreement and (iii) the incumbency of the officers of each Loan Party executing this Agreement;

(f)               the Agents shall have received a certificate from the chief financial officer or chief operating officer of the Borrower substantially in the form of the applicable certificate delivered on the Closing Date certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the effectiveness of the Revolving Facility;

(g)     the Agents shall have received a written opinion (addressed to the Agents and Additional Lenders  and  dated the Incremental Facility Closing Date)  of Simpson Thacher  & Bartlett LLP, New York counsel for the Loan Parties and a written opinion (addressed to the Agents and the Additional Lenders and dated the Incremental Facility Closing Date) of Bracewell & Giuliani LLP, special counsel for the Loan Parties, each in form and substance consistent with the opinions delivered by such counsel on the Closing Date; the Borrower hereby requests such counsel to deliver such opinions; and

(h)      the Agents and the Additional Lenders shall have received at least three Business Days prior to the Incremental Facility Closing Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least five Business Days prior to the Incremental Facility Closing Date by any Agent that such Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including without limitation the USA Patriot Act.

SECTION 11. Acknowledgment of Additional Lenders and the Revolving Facility Administrative Agents.   Each  Additional  Lender  expressly  acknowledges  that  neither  any  Agent  nor  any  of  their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any such Person hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to

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constitute any representation or warranty by any such Person to any Additional Lender.  Each Additional Lender represents to each Agent and their respective Affiliates that it has, independently and without reliance upon any Agent or any of their respective Affiliates or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its commitment in respect of the Revolving Facility hereunder and enter into this Agreement and become a Lender under the Credit Agreement.  Each Additional Lender also represents that it will, independently and without reliance upon any Agent or any of their respective Affiliates or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Additional Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement, (b) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints each Agent as the agent of such Additional Lender under the Credit Agreement and the other Loan Documents, and each Additional Lender irrevocably authorizes  each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.  Each Revolving Facility Administrative Agent hereby (x) expressly acknowledges that no other Agent nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by any such Person hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any such Person to such Revolving  Facility  Administrative  Agent,  (y)    confirms  that  it  has  received  a  copy  of  the  Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement and (z) agrees that it shall be bound by the terms of the Credit Agreement as a Revolving Facility Administrative Agent thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Facility Administrative Agent.

SECTION 12.    Governing Law.    This  Agreement  shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 13.  Confirmation of Guarantees and Security Interests.  By signing this Agreement, each Loan Party (i) hereby acknowledges receipt of a copy of this Agreement and consents to the transactions contemplated hereby (including the effectiveness of the Revolving Facility), (ii) without limiting  its  obligations  under,  or  the provisions  of,  the  Guarantee  Agreement,  hereby  confirms  its respective guarantees, as applicable, under the Guarantee Agreement (including with respect to the Revolving Facility, any Revolving Loans that may be made from time to time thereunder and any letters of credit that may be issued from time to time thereunder), (iii) without limiting its obligations under, or the provisions of, the Collateral Agreement, hereby confirms its respective pledges and grants of security interests, as applicable, under the Collateral Agreement and each of the other Loan Documents to which it

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is party (including with respect to the Revolving Facility, any Revolving Loans that may be made from time to time thereunder and any letters of credit that may be issued from time to time thereunder), (iv) without limiting its obligations under, or the provisions of, any Loan Document, hereby confirms that the obligations of the Borrower under the Credit Agreement (including with respect to the Revolving Facility, any Revolving Loans that may be made from time to time thereunder and any letters of credit that may be issued from time to time thereunder) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the Collateral Agreement and the other Loan Documents and constitute “Obligations”, “Loan Document Obligations”, “Guaranteed Obligations”, “Secured Obligations” or other similar term for purposes thereof, (v) hereby agrees that, notwithstanding the effectiveness of this Agreement and the Revolving Facility, such guarantees, and pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders (including the Additional Lenders) and the other Secured Parties, (vi) hereby agrees that each Additional Lender shall be a “Guaranteed Party”, a “Secured Party”, a “Revolving Lender”  and  a  “Lender”  (including  without  limitation  for  purposes  of  the  definition  of  “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents and (vii) hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the obligations under the Credit Agreement (including with respect to the Revolving Facility, any Revolving Loans that may be made from time to time thereunder and any letters of credit that may be issued from time to time thereunder).

SECTION 14.  Credit Agreement Governs.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.   Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 15.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 16.    Miscellaneous.    This  Agreement  shall  constitute  an  Incremental  Revolving Facility Amendment and Loan Document for all purposes of the Credit Agreement and the other Loan Documents.   The Borrower shall pay all reasonable fees, costs and expenses of the Agents incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby in accordance with Section 9.03 of the Credit Agreement and subject to the limitations set forth in the Commitment Letter entered into in connection herewith.  The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of the Borrower and each Agent hereby consents to each Additional Lender  that  is  not  a  Lender  as  of the date hereof becoming a  Lender  under  the Credit Agreement on the Incremental Facility Closing Date.

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment as of the date first above written.

VFH PARENT LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU FINANCIAL OPERATING LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU TECHNOLOGIES LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU FINANCIAL F/X LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU FINANCIAL GLOBAL SERVICES, LLC

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

Signature Page – Notice Requesting Incremental Revolving Loans

VIRTU FINANCIAL ENERGY AND COMMODITIES LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU FINANCIAL SERVICES LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

BLUELINE COMM LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

Signature Page – Notice Requesting Incremental Revolving Loans

ADMINISTRATIVE AGENTS
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Revolving Facility Administrative Agent

	By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

	By:	/s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

Signature Page – Notice Requesting Incremental Revolving Loans

JPMORGAN CHASE BANK, N.A., as Revolving Facility Administrative Agent

By:	/s/ Evelyn Crisci
Name: Evelyn Crisci
Title: Vice President J.P. Morgan

Signature Page – Notice Requesting Incremental Revolving Loans

ADDITIONAL LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Additional Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

Signature Page – Notice Requesting Incremental Revolving Loans

JPMORGAN CHASE BANK, N.A., as an Additional Lender

By:	/s/ Evelyn Crisci
Name: Evelyn Crisci
Title: Vice President J.P. Morgan

Signature Page – Notice Requesting Incremental Revolving Loans

GOLDMAN SACHS BANK USA, as an Additional Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page – Notice Requesting Incremental Revolving Loans

BANK OF MONTREAL, as an Additional Lender

By:	/s/ Adam J. Tarr
Name: Adam J. Tarr
Title: Vice President

Signature Page – Notice Requesting Incremental Revolving Loans

CITIBANK, N.A., as an Additional Lender

By:	/s/ Marina Donskaya
Name: Marina Donskaya
Title: Vice President

Signature Page – Notice Requesting Incremental Revolving Loans

UBS AG, STAMFORD BRANCH, as an Additional Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Denise Bushee
Name: Denise Bushee
Title: Associate Director

Signature Page – Notice Requesting Incremental Revolving Loans

SCHEDULE 1

Name of Additional Lender	Revolving Commitment
Credit Suisse AG, Cayman Islands Branch	$10,000,000
JPMorgan Chase Bank, N.A.	$30,000,000
Goldman Sachs Bank USA	$30,000,000
Bank of Montreal	$10,000,000
Citibank, N.A.	$10,000,000
UBS AG, Stamford Branch	$10,000,000
Total	$100,000,000

ANNEX A

Incremental Revolving Facility Notice

[See attached]

INCREMENTAL REVOLVING FACILITY NOTICE

April 15, 2015

Credit Suisse AG, as Administrative Agent (the “Administrative

Agent”) for the Lenders referred to below

Eleven Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

The undersigned, VFH Parent LLC, a Delaware limited liability company (the “Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of November 8, 2013 (as amended by the Amendment No. 1, Incremental Revolving Facility Amendment and Joinder Agreement (the “Incremental Amendment”), to be dated on or about April 15, 2015 (the “Closing Date”), and as further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein as therein defined), among VFH LLC, the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), Credit Suisse AG, (“CS”) as Administrative Agent, and CS and JPMorgan Chase Bank N.A., as Revolving Facility Administrative Agents for such Lenders, and hereby gives you notice, pursuant to Section 2.18(a) of the Credit Agreement, that it requests Incremental Revolving Commitments in an aggregate amount of $100,000,000, as follows:

(i)            The aggregate amount of the Incremental Revolving Commitments requested is $100,000,000.

(ii)           The date on which the Incremental Revolving Commitments are requested to become effective is the Closing Date.

The Incremental Revolving Commitments shall be governed by the terms of the Credit Agreement and the Incremental Amendment.

[remainder of page intentionally left blank]

Very truly yours,

VFH PARENT LLC,

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

Schedule 2.01

Term Commitments

Lender	Term Loan Commitments

Credit Suisse AG, Cayman Islands Branch	$510,000,000.00

TOTAL	$510,000,000.00

Revolving Commitments

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$30,000,000
Credit Suisse AG, Cayman Islands Branch	$10,000,000
Goldman Sachs Bank USA	$30,000,000
Bank of Montreal	$10,000,000
Citibank, N.A.	$10,000,000
UBS AG, Stamford Branch	$10,000,000
Total	$100,000,000

Schedule 9.01

Notices

Borrower:
VFH Parent LLC

Attn:	Douglas A. Cifu
Chief Executive Officer
Tel: 212-418-0100
Fax: 212-418-0123
Email: DCifu@virtufinancial.com

With a copy to:
Jennifer Hobbs
Partner
Tel: (212) 455-3524
Fax: (212) 455-2502
Email: jhobbs@stblaw.com

Administrative Agent:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010

Attn:	Sean Portrait Agency Manager Tel: 919-994-6369
Fax: 212-322-2291
Email: agency.loanops@credit-suisse.com

Primary Revolving Facility Administrative Agent: JPMorgan Chase Bank, N.A.
500 Stanton Christiana
Road, Floor 3, Ops 2, Newark, DE, 19713

Attn:	SUE COPLIN Account Manager
Tel: +1 (302) 634-5545
Fax: 1+ (302)634-8459
Email: sue.a.coplin@jpmorgan.com

Issuing Bank:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana
Road, Floor 3, Ops 2, Newark, DE, 19713

Attn:	SUE COPLIN Account Manager
Tel: +1 (302) 634-5545
Fax: 1+ (302)634-8459
Email: sue.a.coplin@jpmorgan.com

Exhibit A Conformed Credit

Agreement

[See attached]

CONFORMED COPY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 8, 2013,

as amended by Amendment No. 1,

Incremental Revolving Facility Amendment

and Joinder Agreement,

dated as of April 15, 2015,

among

VIRTU FINANCIAL LLC,

as Holdings,

VFH PARENT LLC,
as Borrower,

The Lenders Party Hereto,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A. and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Revolving Facility Administrative Agents

CREDIT SUISSE SECURITIES (USA) LLC,
Sole Lead Arranger and Bookrunner

i

SCHEDULES:

Schedule 1.01	—	Disqualified Lenders
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries
Schedule 3.18	—	Regulatory Status and Memberships Held
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(e)	—	Existing Investments
Schedule 6.05	—	Dispositions
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 6.10	—	Existing Restrictions
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Reaffirmation Agreement
Exhibit C	—	Form of Perfection Certificate
Exhibit D	—	[Reserved]
Exhibit E	—	Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit F-1	—	Form of First Lien Intercreditor Agreement
Exhibit F-2	—	Form of Junior Lien Intercreditor Agreement
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of Tax Status Certificate 1
Exhibit P-2	—	Form of Tax Status Certificate 2
Exhibit P-3	—	Form of Tax Status Certificate 3
Exhibit P-4	—	Form of Tax Status Certificate 4
Exhibit Q	—	Form of Solvency Certificate
Exhibit R	—	Form of Compliance Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 8, 2013 (this “Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Initial Holdings”), VFH PARENT LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and JPMORGAN CHASE BANK, N.A. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as revolving facility administrative agents (in such capacity, including any of their respective successors thereto, the “Revolving Facility Administrative Agents”).  This Agreement amends and restates the Existing Credit Agreement (as defined below) in its entirety.

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2013 Third Quarter Financial Statements Delivery Date” means the date on which the Borrower shall have delivered to the Administrative Agent the financial statements required by Section 5.01(b) with respect to the fiscal quarter ended September 30, 2013.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Acceptance and Prepayment Notice” means an irrevocable written notice from the Borrower accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.09(a)(ii)(D) substantially in the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.09(a)(ii)(D).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Notes” has the meaning assigned to such term in Section 6.01(a)(xxii).

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Revolving Facility pursuant to an Incremental Revolving Facility Amendment in accordance with Section 2.18; provided that each Additional Revolving Lender (other than any Person that is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender at such time) shall be subject to the approval of the Administrative Agent and, if such Additional Revolving Lender will provide loans under an Incremental Revolving Facility, a Revolving Commitment Increase or any Other Revolving Commitment, each Issuing Bank (such approval, in each case, not to be unreasonably withheld or delayed) and the Borrower.

“Additional Term Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Term Facility pursuant to an Incremental Term Facility Amendment in accordance with Section 2.18 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means (i) in all cases other than with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, the Administrative Agent referred to in the introductory statement to this Agreement and (ii) in all cases with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, each of the Primary Revolving Facility Administrative Agent and Credit Suisse AG, Cayman Islands Branch, as a revolving facility administrative agent, and any successor thereto in such capacity.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Funds” means Silver Lake Credit Fund, L.P. and any other successor or similar debt investment fund managed by Silver Lake Financial Management Company, L.L.C. or any other Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, the Borrower or any of their respective subsidiaries, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children) or any natural person) at such time.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreement” has the meaning given to such term in the preliminary statements hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a Eurodollar Borrowing with an Interest Period of one month plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized vendor for the purpose of displaying such rates). If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. Notwithstanding the foregoing, (i) solely with respect to the Term Loans, the Alternate Base Rate will be deemed to be 2.25% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.25% per annum and (ii) solely with respect to Revolving Loans, the Alternate Base Rate will be deemed to be zero if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than zero.

“Amendment No. 1” means the Amendment No. 1, Incremental Revolving Facility Amendment and Joinder Agreement dated as of April 15, 2015 by and among Holdings, the Borrower, each Subsidiary Loan Party party thereto, the Revolving Lenders party thereto and the Administrative Agent.

“Application” means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Administrative Agent” means (i) in all cases other than with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, Credit Suisse AG, Cayman Islands Branch, as administrative agent and any successor thereto in such capacity and (ii) in all cases with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, the Primary Revolving Facility Administrative Agent.

“Applicable Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Total Revolving Commitments represented by such Lender’s Revolving Commitment at such time and, solely for purposes of any reallocations made pursuant to Section 2.21(d), after giving effect to any Revolving Lender’s status as a Defaulting Lender at the time of determination.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (A) with respect to any Term Loan, (a) initially, (i) 3.50% per annum, in the case of an ABR Loan or (ii) 4.50% per annum, in the case of a Eurodollar Loan and (b) on and after the later of (x) February 5, 2014 and (y) the date on which a Qualifying IPO occurs and the Borrower delivers notice thereof to the Administrative Agent, (i) 3.00% per annum, in the case of an ABR Loan or (ii) 4.00% per annum, in the case of a Eurodollar Loan and (B) with respect to any Revolving Loan, (i) 2.00% per annum in the case of an ABR Loan or (ii) 3.00% per annum in the case of a Eurodollar Loan.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Assumed Tax Rate” means the greater of (i) 45% and (ii) the maximum marginal combined federal, state and local income tax rate applicable at such time to a natural person residing in New York City, New York.

“Available Revolving Commitment” means as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Exposure then outstanding.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.09(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower for the fiscal year ended December 31, 2012 and the related consolidated statements of income, changes in equity and cash flows of the Borrower, including the notes thereto.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means with respect to any Person, such Person becomes insolvent or is otherwise the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.09(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.09(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.09(a)(ii)(D).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Broker-Dealer Subsidiary” means any Restricted Subsidiary that is registered as (a) a broker or a dealer pursuant to Section 15 of the Exchange Act or (b) a broker or a dealer or an underwriter under any foreign securities law.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan or an ABR Loan based on the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.  For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures”  means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Management Obligations” means obligations of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by Holdings, any Intermediate Parent, the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Control” means (a) the failure of Holdings, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower, (b) prior to an IPO, except as a result of or in connection with the IPO Reorganization Transactions that are consummated during the Pre-IPO Period, the failure by the VV Holders to own, directly or indirectly (including indirectly through any Person organized and intended to be the IPO Entity), beneficially and of record, Equity Interests representing a majority of the Available Cash Flow Percentage (as defined in the Holdings LLC Agreement) attributable to all issued and outstanding Equity Interests of Holdings, (c) after an IPO (x) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity held by the Permitted Holders or (y) if the IPO Entity is neither Holdings nor an Intermediate Parent, the failure of the IPO Entity to hold, directly or indirectly through wholly-owned subsidiaries, all of the voting power over Holdings, (d) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings or, after the consummation of the IPO Reorganization Transactions, the IPO Entity, by Persons who were neither (i) nominated, designated or approved by the Board of Directors of Holdings or, after the consummation of the IPO Reorganization Transactions, the IPO Entity, or the Permitted Holders nor (ii) appointed by directors so nominated, designated or approved or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness that is Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, Permitted Unsecured Refinancing Debt, Additional Notes or Junior Financing.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority or Regulatory Supervising Organization after the date of this Agreement or (c) the making or issuance of  any request, guideline or directive (whether or not having the force of law) of any Governmental Authority or Regulatory Supervising Organization made or issued after the date of this Agreement.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Term Loans, Other Term Loans, Incremental Term Loans or loans under an Incremental Revolving Facility, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment, Other Term Commitment, Incremental Term Commitment or commitment in respect of an Incremental Revolving Facility and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Term Commitments, Incremental Term Commitments, commitment in respect of an Incremental Revolving Facility, Other Term Loans, Incremental Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), loans under an Incremental Revolving Facility and Incremental Term Facilities that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the date on which the conditions specified in Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” means the Collateral Agreement dated as of July 8, 2011 among the Borrower, each other Loan Party and the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Administrative Agent shall have received from (i) Holdings, any Intermediate Parent, the Borrower and each of its Restricted Subsidiaries (other than any Foreign Subsidiary, any Regulated Subsidiary, any Excluded Subsidiary or any Excluded Domestic Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, any Intermediate Parent, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date, documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c));

(b)                                 all outstanding Equity Interests of any Intermediate Parent, the Borrower and each Restricted Subsidiary (other than any Equity Interests in any IPO Shell Company or otherwise constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that with respect to the Equity Interests of any Regulated Subsidiary, such instruments shall be subject to customary enforcement limitations, including regulatory approvals at the time of enforcement;

(c)                                  if any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)                                 all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)                                  the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Closing Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession), (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection or creation of security interests in any jurisdiction outside of the United States (or otherwise enter into any security agreements, mortgages or pledge agreements governed by the laws of any jurisdiction outside of the United States), (e) in no event shall the Collateral include any Excluded Assets and (f) in no event shall landlord lien waivers, estoppels and collateral access letters be required.  The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, with respect to any Lender, its Revolving Commitment, Other Revolving Commitment, Term Commitment, Other Term Commitment or commitment in respect of any Incremental Term Facility or Incremental Revolving Facility, in each case of any Class, or any combination thereof (as the context requires).

“Company Income Amount” means, for a Tax Estimation Period, an amount, if positive, equal to the estimated net taxable income of Holdings for such Tax Estimation

Period.  For purposes of calculating the Company Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.

“Competitor” means any Person (a) engaged in trading financial assets through the use of an electronically automated trading system that generates order sets (which, for purposes of clarity, can consist of a single order) with the intention of (i) creating profit by providing two-sided liquidity to the market, (ii) making a profit margin consistent with the business of making the bid-offer spread or less per unit of the financial asset(s) being traded (including by providing either one-sided or two sided liquidity to the market) or (iii) creating simultaneous (within 500 milliseconds) order sets that are generated with the intention of locking in an arbitrage profit and (b) identified as a “Potential Competitor” on Part B of Schedule 1.01; provided, that any such Person shall be deemed not to be a Competitor if the Loans or commitments in respect thereof will be held by or booked to any division or other identifiable unit or desk of such Person that, in the ordinary course of its business, holds commitments or extends credit of the type contemplated by this Agreement.

“Compliance Certificate” means a certificate in the form of Exhibit R required to be delivered pursuant to Section 5.01(d).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)                                 without duplication and to the extent already deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                                     total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (other than in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries), net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;

(ii)                                  without duplication among periods, provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds);

(iii)                               depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs);

(iv)                              Non-Cash Charges;

(v)                                 extraordinary losses in accordance with GAAP;

(vi)                              non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses (other than bonuses paid in the ordinary course of business of the Borrower and its Restricted Subsidiaries), transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities);

(vii)                           restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and adjustments to existing reserves); provided that the aggregate amount included in Consolidated EBITDA pursuant to this clause (vii) for any Test Period shall not exceed 10% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (vii));

(viii)                        the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(ix)                              the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by the Loan Documents;

(x)                                 losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(xi)                              the amount of any net losses from discontinued operations in accordance with GAAP;

(xii)                           any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such loss has not been realized) (other than those entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;

(xiii)                        any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period; and

(xiv)                       any gain relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below;

less

(b)                                 without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                                     extraordinary gains and unusual or non-recurring gains;

(ii)                                  non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii)                               gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(iv)                              the amount of any net income from discontinued operations in accordance with GAAP;

(v)                                 any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such gain has not been realized) (other than any hedging obligations or other derivative instruments entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging;

(vi)                              any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period;

(vii)                           any loss relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of the Borrower and its subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiii) and (a)(xiv) above; and

(viii) the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period in calculating Consolidated Net Income);

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I)                                   to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances), other than any gains or losses related to foreign currency trading and hedging in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries,

(II)                              to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging (other than with respect to any hedging obligations entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries),

(III)                         to the extent not included in Consolidated Net Income, there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a certificate from a Financial Officer delivered to the Administrative Agent (for further delivery to the Lenders); and

(IV)                          there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary

for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed or Converted Unrestricted Subsidiary is converted, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business or Converted Unrestricted Subsidiary (including the portion thereof occurring prior to such disposal or conversion) as specified in a certificate from a Financial Officer delivered to the Administrative Agent (for further delivery to the Lenders).

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income (excluding cash interest income relating to any asset or property that secures any Trading Debt), of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (excluding Trading Debt), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting), (ii) the accretion or accrual of discounted liabilities during such period, (iii) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (iv) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging, (v) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP.  For any Test Period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be deemed to be Consolidated Interest Expense for the period from the Closing Date to and including the date of determination multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Closing Date to such date of determination.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to the date that is one year after the Closing Date, Transaction Costs, (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments (other than any income (loss) attributable to Trading Debt or hedging agreements or other derivative instruments entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries), (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) non-cash stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts and (i) any income (loss) from Investments recorded using the equity method.  There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date and any Permitted Acquisition or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Total Assets” means, as at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition or other Investment permitted hereunder) consisting only of Indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments (and excluding, in any event, all Trading Debt).

“Consolidated Total Net Debt” means, as of any date of determination (a) the amount of Consolidated Total Debt as of such date, less (b) all cash and Permitted Investments on the balance sheet of the Borrower and the Restricted Subsidiaries to the extent not subject to any Liens (other than Liens permitted under Section 6.02 but excluding any Liens permitted by Section 6.02(iii), Section 6.02(xv) and Section 6.02(xx)) and the use thereof for application to the payment of Indebtedness is not prohibited by law or contract binding on the Borrower or the Restricted Subsidiaries (and excluding, in any event, the amount of regulatory capital required by applicable law to be held at any Regulated Subsidiary).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments, outstanding loans under any Incremental Revolving Facility or undrawn commitments under any Incremental Revolving Facility (“Refinanced Debt”); provided that (i) such extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the sum of the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused commitments under any Incremental Revolving Facility or Other Revolving Commitments, the amount thereof) plus all accrued and unpaid interest and fees thereon and expenses incurred in connection with such extension, renewal, replacement or refinancing, (ii) such Indebtedness has a maturity that is equal to or later than and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of commitments under any Incremental Revolving Facility or Other Revolving Commitments (or loans incurred pursuant to any Incremental Revolving Facility or Other Revolving Loans), such commitments shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Cumulative Excess Cash Flow” means the sum of (i) Excess Cash Flow (but not less than zero in any period) for the period commencing on July 1, 2013 and ending on September 30, 2013 and Excess Cash Flow for each succeeding completed fiscal quarter plus (ii) the unused amount of Cumulative Excess Cash Flow under the Existing Credit Agreement as of the date immediately preceding the Closing Date; provided that Excess Cash Flow for any period shall not constitute Cumulative Excess Cash Flow until the date that (a) the corresponding Excess Cash Flow prepayment for such period is made pursuant to Section 2.09(c) or (b) if no Excess Cash Flow prepayment is required for such period pursuant to Section 2.09(c), the date that is five days after the date on which financial statements are delivered pursuant to Section 5.01(b) with respect to such period or, in the case of the fourth fiscal quarter in any fiscal year, pursuant to Section 5.01(a) for such fiscal year.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Primary Revolving Facility Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Primary Revolving Facility Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Primary Revolving Facility Administrative Agent’s or the Borrower’s receipt, as applicable, of such certification in form and substance satisfactory to it and the Primary Revolving Facility Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event. Any determination by the Primary Revolving Facility Administrative Agent made in writing to the Borrower and each Lender that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, any Intermediate Parent, the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designation Date” has the meaning assigned to such term in Section 5.13.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.09(a)(ii)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Discount Range Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.09(a)(ii)(B), Section 2.09(a)(ii)(C) or Section 2.09(a)(ii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.09(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)                                 matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in the IPO Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)                                 is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in the IPO Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);

(c)                                  provides for the scheduled payments of dividends in cash; or

(d)                                 is redeemable (other than solely for Equity Interests in such Person or in the IPO Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or the IPO Entity or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lender” means each Person identified as a “Disqualified Lender” on Part A of Schedule 1.01.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to any prepayment required by Section 2.09(c) with respect to any fiscal quarter (or other applicable period) of the Borrower, if the Total Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.09(c)) as of the end of such fiscal quarter (or other applicable period) is (a) greater than 2.00 to 1.00, 50% of Excess Cash Flow for such period and (b) equal to or less than 2:00 to 1.00, 0% of Excess Cash Flow for such period.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, any Intermediate Parent, the Borrower or any of their subsidiaries, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children) or any Disqualified Lender), other than, in each case, a natural person.

“Employee Holding Vehicles” means, collectively, Virtu Employee Holdco LLC, a Delaware limited liability company, Virtu East MIP LLC, a Delaware limited liability company, and any other similar entity, the equityholders of which are current and former officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributees), which entity is formed to hold Equity Interests of Holdings (or any of Holdings’ direct or indirect parent companies) on behalf of such officers, directors and employees.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees, Governmental Approvals and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, any Intermediate Parent, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)           the sum, without duplication, of:

(i)                                     Consolidated Net Income for such period,

(ii)                                  an amount equal to the amount of all Non-Cash Charges (including in respect of depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii)                               an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(iv)                              the amount of tax expenses deducted in determining Consolidated Net Income for such period to the extent they exceed the amount of cash taxes paid in such period; and

(v)                                 extraordinary cash gains during such period;

over

(b)                                 the sum, without duplication, of:

(i)                                     an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of Consolidated Net Income to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (i) of the definition of Consolidated Net Income to the extent financed with internally generated funds of the Borrower and the Restricted Subsidiaries,

(ii)                                  without duplication of amounts deducted pursuant to clause (x) below in prior fiscal periods, the amount of capital expenditures made in cash during such period to the extent financed with internally generated funds of the Borrower and the Restricted Subsidiaries (other than asset sale proceeds, casualty proceeds, condemnation proceeds or other funds that would not be included in Consolidated Net Income),

(iii)                               the aggregate amount of all principal payments of Indebtedness (other than the payment prior to its stated maturity of (x) any Indebtedness that is subordinated in right of payment to the Loan Document Obligations, (y) any Indebtedness that is secured by a junior Lien on the Collateral and (z) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries) of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.09(b) with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments of revolving loans (including any Revolving Loans) and any Trading Debt unless accompanied by a permanent reduction of commitments or termination of a credit line in respect of such revolving loans or such Trading Debt and (Z) the

Refinancing) made during such period, to the extent financed with internally generated funds of the Borrower and the Restricted Subsidiaries (other than to the extent such payments were made using any portion of the Cumulative Excess Cash Flow) (it being agreed that any amount not permitted to be deducted pursuant to this clause (b)(iii) may not be deducted pursuant to any other provision of this clause (b)),

(iv)                              an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)                                 cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness and that were made with internally generated funds of the Borrower and the Restricted Subsidiaries, to the extent that such payments were not expensed in arriving at such Consolidated Net Income,

(vi)                              without duplication of amounts deducted pursuant to clause (x) below in prior fiscal periods, the amount of Investments and acquisitions made in cash during such period pursuant to Section 6.04 (other than (1) Section 6.04(a), (2) to the extent made with Cumulative Excess Cash Flow and (3) any Investment by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary) to the extent that such Investments and acquisitions were financed with internally generated funds of the Borrower and the Restricted Subsidiaries and were not expensed in arriving at such Consolidated Net Income,

(vii)                           the amount of dividends, distributions and other restricted payments paid in cash during such period by the Borrower pursuant to Section 6.08 (including any permitted quarterly tax distribution but excluding any such payments pursuant to clause (z) of Section 6.08(a)(viii) and clause (z) of Section 6.08(b)(iv)) to the extent such payments were financed with internally generated funds of the Borrower and the Restricted Subsidiaries,

(viii)                        the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were financed with internally generated funds of the Borrower and the Restricted Subsidiaries (other than to the extent such expenditures were made using any portion of the Cumulative Excess Cash Flow),

(ix)                              the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent that such payments are not expensed during such period or any previous period and were financed with internally generated funds of the Borrower and the Restricted Subsidiaries (other than to the extent such payments were made using any portion of the Cumulative Excess Cash Flow),

(x)                                 without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (which may include, among other things, letters of intent or purchase orders) (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or capital expenditures (including Capitalized Software Expenses or other purchases of intellectual property but excluding any contracts where the counterparty is Holdings, any Intermediate Parent, the Borrower or any of their subsidiaries) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated funds actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the earliest to occur of the (A) abandonment of such planned expenditure, (B) making of such planned expenditure and (C)  end of such period of four consecutive fiscal quarters,

(xi)                              the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xii)                           extraordinary cash losses for such period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $5,000,000 and all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership (but only to the extent that a security interest in any such asset cannot be perfected by filing of a financing statement), (c) any commercial tort claims or letter of credit rights having a value of less than $5,000,000 (but only to the extent that a security interest in any such asset cannot be perfected by filing of a financing statement), (d) Equity Interests in any Person (other than the Borrower or any Wholly Owned Restricted Subsidiaries) to the extent not permitted by the terms of such Person’s organizational or joint venture documents, (e) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary, (f) any lease, license or other agreement with any Person if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than Holdings, any Intermediate Parent, the Borrower or any subsidiary of any of the foregoing) to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) or Section 6.02(xx), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than Holdings, any Intermediate Parent, the Borrower or any subsidiary of any of the foregoing) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (h) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, (i) any asset with respect to which Holdings with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed) shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the grant of a Lien thereon to secure the Secured Obligations would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) that shall have been reasonably determined by Holdings to be material to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries and (j) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law).

“Excluded Domestic Subsidiary” means any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings on the Closing Date (or, if later, the date it first becomes a Subsidiary), (b) any Subsidiary that is prohibited by any contractual obligation existing on the Closing Date (or, if later, the date it first becomes a Subsidiary, so long as such prohibition was not incurred in connection with or in contemplation of the acquisition of such Subsidiary), from guaranteeing the Secured Obligations, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Secured Obligations or that would require the consent, approval, license or authorization of any Governmental Authority or any Regulatory Supervising Organization to guarantee the Secured Obligations (unless such consent, approval, license or authorization has been received), (d) any Subsidiary to the extent such Subsidiary guaranteeing the Secured Obligations would result in a material adverse tax consequence to the Borrower and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (e) each IPO Shell Company and (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes) by (i) the United States of America, or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) any other jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any branch profits Tax imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.15(e) and (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.17 hereto, any U.S. federal withholding Taxes (including any deduction or withholding pursuant to FATCA) imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.15(a).

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of February 5, 2013 among Holdings, the Borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, as in effect immediately prior to the Closing Date.

“Existing Lenders Agreement” means the cashless roll letter dated as of November 8, 2013, among Holdings, the Borrower, certain of the lenders party to the Existing Credit Agreement and Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Existing Credit Agreement.

“Extension Notice” has the meaning assigned to such term in Section 2.19(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, chief operating officer, principal accounting officer, treasurer or controller of Holdings.

“Financial Performance Covenants” means the covenants set forth in Sections 6.12 and 6.13.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement substantially in the form of Exhibit F-1 among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt, any secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or any secured Additional Notes issued pursuant to Section 6.01(a)(xxii), with such modifications thereto as the Administrative Agent may reasonably agree.

“Flow-Through Entity” has the meaning assigned to such term in Section 6.08(a)(vi).

“Foreign Subsidiary” means (a) any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia and (b) any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia that is disregarded for U.S. federal income tax purposes if substantially all of its assets consist of the equity interests of one or more direct or indirect Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities or Regulatory Supervising Organizations.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement dated as of July 8, 2011 among the Loan Parties and the Administrative Agent.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings and (b) upon and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is an Intermediate Parent, the IPO Entity.

“Holdings LLC Agreement” means the Limited Liability Company Agreement of Holdings pursuant to which the members of Holdings hold limited liability interests of Holdings, together with all exhibits and schedules thereto in a form presented to the Administrative Agent prior to the Closing Date, as such agreement may be amended and restated in connection with the IPO Reorganization Transactions so long as such agreement, as so amended and restated, could not reasonably be expected to have the effect of increasing Tax Distributions (as defined in the Holdings LLC Agreement as of the date hereof) in any material respect.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 2.09(a)(ii)(D).

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Incremental Cap” has the meaning assigned to such term in Section 2.18(a)(iii).

“Incremental Revolving Commitment” means the commitment of the Additional Revolving Lenders to make loans pursuant to an Incremental Revolving Facility in accordance with Section 2.18.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.18(a)(i).

“Incremental Revolving Facility Amendment” has the meaning assigned to such term in Section 2.18(b).

“Incremental Revolving Facility Closing Date” has the meaning assigned to such term in Section 2.18(b).

“Incremental Term Commitment” means the commitment of the Additional Term Lenders to make Incremental Term Loans pursuant to Section 2.18.

“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a)(ii).

“Incremental Term Facility Amendment” has the meaning assigned to such term in Section 2.18(b).

“Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.18(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (x) deferred or prepaid revenue and (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Information Materials” means the presentation to the Lenders titled “$405 million Senior Secured Credit Facility” and dated October 2013 and a subsequent memorandum titled “Virtu Financial Revised Terms”, relating to the Loan Parties and the Transactions.

“Initial Holdings” has the meaning given to such term in the preliminary statements hereto.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Interest Coverage Ratio” means, the ratio of (a) Consolidated EBITDA for any Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a borrowing under an Incremental Revolving Facility, a Revolving Borrowing or a Term Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurodollar Borrowing and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as the Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date and (ii) in the case of Revolving Loans, the Revolving Maturity Date (or other applicable maturity date).  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any Subsidiary of Holdings and of which the Borrower is a subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-

downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IPO” means the initial underwritten public offering on a national securities exchange of common Equity Interests in the IPO Entity pursuant to an effective registration statement (other than Form S-8) filed with the SEC in accordance with the Securities Act of 1933, as amended.

“IPO Entity” means, at any time at and after an IPO, Initial Holdings, a parent entity of Initial Holdings or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, either (a) the Borrower is a Wholly Owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO or (b) the Borrower is a Wholly Owned Subsidiary of Holdings, the IPO Entity holds all of the voting power over Holdings and substantially all of the assets of such IPO Entity consists of Equity Interests of Holdings.

“IPO Listco” means a Wholly Owned Subsidiary of Holdings organized under the laws of the United States or a State thereof and formed in contemplation of an IPO to become the IPO Entity. The Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of the IPO Listco.

“IPO Reorganization Transactions” means, collectively, the following transactions, which (except for the transactions described in clause (ii)(b) below) shall occur during the Pre-IPO Period (except for the transactions described in clauses (i) and (iv) below which shall occur prior to the Pre-IPO Period): (i) the formation and ownership of the IPO Shell Companies, (ii) entry into, and performance of, (a) a reorganization agreement implementing the IPO Reorganization Transactions and certain other reorganization transactions in connection with an IPO so long as such agreement and the transactions contemplated thereby would not reasonably be expected to have a Material Adverse Effect and (b) customary underwriting agreements in connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Listco and Holdings of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (iii) the merger of IPO Subsidiary with one or more direct or indirect holders of Equity Interests in Holdings with IPO Subsidiary surviving and holding Equity Interests in Holdings; provided that, excluding Equity Interests in Holdings, the IPO Subsidiary has only immaterial assets immediately prior to such merger, (iv) the amendment and restatement of the Holdings LLC Agreement as contemplated in the definition thereof, (v) the making of Restricted Payments to (or Investments in) Holdings to permit Holdings to make distributions, directly or indirectly, to IPO Listco, in each case solely for the purpose of paying, and solely in the amounts necessary for IPO Listco to pay, IPO-related expenses and the making of such distributions by Holdings, (vi) the repurchase by IPO Listco of its Equity Interests from Holdings, the Borrower or any

Subsidiary; provided that, excluding Equity Interests in Holdings and IPO Subsidiary, the IPO Shell Companies have only immaterial assets immediately prior to such repurchase, (vii) the entry into an exchange agreement, pursuant to which holders of Equity Interests in Holdings and certain non-economic/voting Equity Interests in IPO Listco will be permitted to exchange such interests for certain economic/voting Equity Interests in IPO Listco, (viii) any issuance, dividend or distribution of the Equity Interests of the IPO Shell Companies or other Disposition of ownership thereof to the IPO Shell Companies and/or the direct or indirect holders of Equity Interests of Holdings; provided that, excluding Equity Interests in Holdings and IPO Subsidiary, the IPO Shell Companies have only immaterial assets immediately prior to such issuance, dividend, distribution or other Disposition and (ix) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing.

“IPO Shell Company” means each of IPO Listco and IPO Subsidiary.

“IPO Subsidiary” means a Wholly Owned Subsidiary of IPO Listco organized under the laws of the United States or a State thereof and formed in contemplation of, and to facilitate, the IPO Reorganization Transactions and an IPO. The Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of the IPO Subsidiary.

“Issuing Bank” means each of (a) JPMorgan Chase Bank, N.A. and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.22(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.22(j)), in each case in its capacity as an issuer of Letters of Credit hereunder.  Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Junior Financing” means any Subordinated Indebtedness and any Permitted Refinancing in respect thereof owing by the Borrower or a Restricted Subsidiary (other than intercompany Indebtedness owing to the Borrower or a Restricted Subsidiary).

“Junior Lien Intercreditor Agreement” means the Junior Lien Intercreditor Agreement substantially in the form of Exhibit F-2 among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Lien Refinancing Debt, any junior Lien secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or any junior Lien secured Additional Notes issued pursuant to Section 6.01(a)(xxii), with such modifications thereto as the Administrative Agent may reasonably agree.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Cash Collateral Account” has the meaning assigned to such term in Section 2.22.

“LC Commitment” means $5,000,000.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the total LC Obligations.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.22.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LC Participants” means the collective reference to all the Revolving Lenders other than the Issuing Bank.

“Lead Arranger” means Credit Suisse Securities (USA) LLC.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Revolving Facility Amendment, an Incremental Term Facility Amendment or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” has the meaning assigned to such term in Section 2.22(a).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

Notwithstanding the foregoing, (i) solely with respect to the Term Loans, the LIBO Rate with respect to any applicable Interest Period will be deemed to be 1.25% per annum if the LIBO Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.25% per annum and (ii) solely with respect to Revolving Loans, the LIBO Rate with respect to any applicable Interest Period will be deemed to be zero if the LIBO Rate for such Interest Period determined pursuant to this definition would otherwise be less than zero.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Loan Documents” means this Agreement, Amendment No. 1, any Refinancing Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the Reaffirmation Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.07(e).

“Loan Parties” means Holdings, any Intermediate Parent, the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the aggregate unused Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time, provided that (a) the Loans, Revolving Exposures and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition or results of operations of Holdings, any Intermediate Parent, the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter; provided that solely for purposes of Sections 7.01(h) and (i) each such Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations.  Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans, any Permitted First Priority Refinancing Debt, any Permitted Junior Lien Refinancing Debt, any secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or any secured Additional Notes issued pursuant to Section 6.01(a)(xxii)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrower its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that (x) if the amount of any such estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such event, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid and (y) any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Loan Party Investment Amount” means, at any time, the sum of (a) the greater of $100,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period, (b) the Net Proceeds of any issuance of, or contribution of cash in respect of existing, Qualified Equity Interests (other than any such issuance or contribution made pursuant to Section 7.02 or any issuance to or contribution from a Restricted Subsidiary) that are Not Otherwise Applied and (c) Cumulative Excess Cash Flow that is Not Otherwise Applied; provided that amounts under clause (b) or (c) may only be utilized to make an Investment or acquisition if (i) no Default has occurred and is continuing at the time of the applicable Investment or acquisition or would result therefrom and (ii) at the time of the applicable Investment or acquisition and immediately after giving effect thereto, the Borrower would be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available.

“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not or was not required to be applied to prepay the Loans pursuant to Section 2.09(c) (provided that if such Excess Cash Flow was not required to be applied to prepay the Loans pursuant to Section 2.09(f), such Excess Cash Flow shall only be deemed “Not Otherwise Applied” to the extent the Borrower has made a payment of Term Loans pursuant to clause (B) of Section 2.09(f) and such amounts represent the amount of additional taxes that would have been payable or reserved against if such Excess Cash Flow had been repatriated), and (b) was not previously applied pursuant to any of Sections 6.04(c)(iii)(A), 6.04(h), 6.04(m), 6.08(a)(viii), 6.08(a)(ix) or 6.08(b)(iv).

“OFAC” has the meaning assigned to such term in Section 3.19(c).

“OID” has the meaning assigned to such term in Section 2.18(a)(ii).

“Offered Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), (b) all transactions related thereto are consummated in accordance with all Requirements of Law, (c) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (d) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Restricted Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (e) after giving effect to any such purchase or other acquisition and any incurrence or assumption of Indebtedness in connection therewith, (A) no Event of Default shall have occurred and be continuing and (B) the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available and (f) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.

“Permitted Encumbrances” means:

(a)                                 Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)                                 Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)                                  Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary;

(d)                                 Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(e)                                  easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries, taken as a whole;

(f)                                   Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)                                  Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and

(h)                                 Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Loan Document Obligations and is not secured by any property or assets of Holdings, any Intermediate Parent, the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement.  Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means the Sponsor and the VV Holders.

“Permitted Holdings Debt” has the meaning specified in Section 6.01(a)(xix).

“Permitted Investments” means any of the following, to the extent owned by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary:

(a)                                 dollars, euro or such other currencies held by it from time to time in the ordinary course of business;

(b)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii)

any member nation of the European Union, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c)                                  time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)                                 commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e)                                  repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)                                   marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)                                  securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)                                 investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)                                     instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(j)                                    investments, classified in accordance with GAAP as current assets of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Permitted Junior Lien Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a “silent” junior lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness reflect the “silent” junior lien nature of the security interests and are otherwise substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Lien Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement.  Permitted Junior Lien Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment or lien priority to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment or lien priority, as applicable, to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (a)(xx) or (a)(xxi) or is otherwise a Junior Financing, (i) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer shall be delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed or extended.  For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Permitted Tax Distributions” means, collectively distributions to the members of Holdings in cash in an amount up to (i) in the case of payments in respect of a Tax Estimation Period, the excess of (A)(I) the Company Income Amount for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any distributions made with respect to any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (A)(I), and (ii) after the end of a Taxable Year, the excess, if any, of (A)(I) the Taxable Year Income Amount for the Taxable Year in question multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any Permitted Tax Distributions under clause (i) made with respect to the Tax Estimation Periods in such Taxable Year; provided that if the amount payable in connection with a Tax Estimation Period under clause (i) is less than the aggregate required annualized installment for all members of Holdings for the estimated payment date for such Tax Estimation Period under Section 6655(e) of the Code (calculated assuming (x) all such members are corporations (other than with respect to the Assumed Tax Rate) and Section 6655(e)(2)(C)(ii) is in effect, (y) such members’ only income is from Holdings (determined without regard to any adjustments under Code Sections 743(b) or 704(c)) and (z) the Assumed Tax Rate applies), Holdings shall be permitted to pay an additional amount with respect to such estimated payment date equal to the excess of such aggregate required annualized installment over the amount permitted under clause (i).

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Subsidiary Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Loan Parties and (iv) such Indebtedness (including any Guarantee thereof) is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, the Borrower or any Restricted Subsidiary.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Pre-IPO Period” means the period beginning immediately prior to pricing of an IPO and ending substantially concurrently with the consummation of an IPO.

“Prepayment Event” means:

(a)                                 any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding) of any property or asset of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries permitted by Section 6.05(f), (j), (k), (m) or (n) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $5,000,000 in the case of any single transaction or series of related transactions and (B) $10,000,000 for all such transactions during any fiscal year of the Borrower; or

(b)                                 the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt and Other Term Loans which shall constitute a

Prepayment Event to the extent required by the definition of “Credit Agreement Refinancing Indebtedness”) or permitted by the Required Lenders pursuant to Section 9.02.

“Primary Revolving Facility Administrative Agent” means JPMorgan Chase Bank, N.A., as revolving facility administrative agent, and any successor thereto in such capacity.

“Prime Rate” means (i) in all cases other than with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, the rate of interest per annum announced from time to time by Credit Suisse AG, Cayman Islands Branch (or any successor to Credit Suisse AG, Cayman Islands Branch in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and (ii) in all cases with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, the rate of interest per annum announced from time to time by JPMorgan Chase Bank, N.A. (or any successor to JPMorgan Chase Bank, N.A. in its capacity as Primary Revolving Facility Administrative Agent) as its prime commercial lending rate in effect at its office located at 270 Park Avenue in New York City.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, (B) not more than 15% of Consolidated EBITDA shall be attributable to the Pro Forma Adjustment for any Test Period and (C) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Borrower or any of its Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower or any of its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided further that (1) any determination of Pro Forma Compliance required at any time prior to December 31, 2013, shall be made assuming that compliance with the minimum Interest Coverage Ratio and maximum Total Net Leverage Ratio set forth in Sections 6.12 and 6.13, as applicable, for the Test Period ending on December 31, 2013, is required with respect to the most recent Test Period prior to such time and (2) all pro forma adjustments made pursuant to this definition (including the Pro Forma Adjustment) with respect to the Transactions shall be consistent in character and amount with the adjustments reflected in the Pro Forma Financial Statements.

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business or Converted Unrestricted Subsidiary at the time of its disposal or conversion within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for the most recent four quarter period prior to its disposal or conversion.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.”

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means Equity Interests of a Person other than Disqualified Equity Interests of such Person.

“Qualifying IPO” means an IPO that results in at least $100,000,000 of gross cash proceeds (whether on a primary or secondary basis).

“Qualifying Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(D)

“Reaffirmation Agreement” means a Reaffirmation Agreement executed by each Loan Party on the Closing Date in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit B.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means the repayment of all the existing Indebtedness outstanding under the Existing Credit Agreement (after giving effect to the Existing Lenders Agreement).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Subsidiary” means any Broker-Dealer Subsidiary or other Subsidiary subject to regulation of capital adequacy.

“Regulatory Supervising Organization” means any of (a) the SEC, (b) the Financial Industry Regulatory Authority, (c) the Chicago Stock Exchange, (d) the Commodity Futures Trading Commission, (e) state securities commissions, (f) the Irish Financial Regulator and (g) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.22(d) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Released Subsidiary” has the meaning assigned to such term in Section 6.14(b).

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by any Loan Party of any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans and having an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that to the extent set forth in Section 9.02, (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Closing Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any Intermediate Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Availability Date” means the first date on which each of the following conditions is satisfied: (a) the Administrative Agent and each of the Revolving Lenders party to Amendment No. 1 shall have received all fees and other amounts due and payable on or prior to the date thereof to (i) the Administrative Agent and (ii) each such Revolving Lender pursuant to the Revolving Commitment Letter, including in each case, to the extent invoiced at least three Business Days prior to such date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Revolving Commitment Letter and (b) a Qualifying IPO shall have been consummated and the Borrower shall have provided written notice of such consummation to the Administrative Agent.

“Revolving Availability Period” means the period from and including the Revolving Availability Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of the termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, in the Assignment and Assumption or in the Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be.  The initial aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.18(c).

“Revolving Commitment Letter” means, with respect to the Revolving Lenders party to Amendment No. 1, the Commitment Letter dated on or about February 19, 2015 among Holdings and the Revolving Lenders.

“Revolving Commitment Termination Date” means the earliest of (a) June 15, 2015, unless (i) a Qualifying IPO shall have been consummated and the Borrower shall have provided written notice of such consummation to the Administrative Agent on or prior to such date in accordance with Section 5.02(f) or (ii) in the case of any Revolving Lender, such Revolving Lender agrees in writing, in its sole discretion, to extend its commitment under the Revolving Commitment Letter, (b) the date on which the Borrower shall have provided written notice to the Revolving Lenders that the Borrower has determined not to proceed with an IPO and (c) the Revolving Maturity Date.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means April 15, 2018 (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to Section 2.19(b), the extended maturity date set forth in the Extension Notice delivered by the Borrower and such Revolving Lender to the Primary Revolving Facility Administrative Agent pursuant to Section 2.19(b)).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SDN List” has the meaning assigned to such term in Section 3.19(d).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11 or 5.12 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or secured Additional Notes issued pursuant to Section 6.01(a)(xxii), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.09(a)(ii)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(D).

“Specified Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.09(a)(ii)(B) substantially in the form of Exhibit I.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(B).

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” means SLP Virtu Investors, LLC and its Affiliates, other than any portfolio company.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserve Rates shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Submitted Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Submitted Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(C).

“Subordinated Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement (other than VFGM).

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, any Intermediate Parent, the Borrower or the other Subsidiaries shall be a Swap Agreement.

“Tax Estimation Period” means each period (determined without regard to any prior periods) for which an estimate of corporate federal income tax liability is required to be made under the Code.

“Taxable Year” means Holdings’ taxable year ending on the last day of each calendar year (or part thereof, in the case of Holdings’ last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board of Managers of Holdings.

“Taxable Year Income Amount” means, for a Taxable Year, an amount equal to the net taxable income of Holdings for such Taxable Year.  For purposes of calculating the Taxable Year Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption.  The amount of each Lender’s Term Commitment as of the Closing Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means Loans made pursuant to clause (a) of Section 2.01, Other Term Loans and loans made pursuant to an Incremental Term Facility, as the context requires.

“Term Maturity Date” means November 8, 2019 (or, with respect to any Term Lender that has extended the maturity date of its Term Loans pursuant to Section 2.19(b),

the extended maturity date set forth in the Extension Notice delivered by the Borrower and such Term Lender to the Administrative Agent pursuant to Section 2.19(b)).

“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.

“Total Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments then in effect.

“Trading Debt” means any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of the Borrower and its Restricted Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans.

“Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the Financing Transactions, (b) the Refinancing and (c) the payment of the Transaction Costs.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.`

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Closing Date.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Viola Members” means (i) Vincent Viola, (ii) Virtu Financial Holdings LLC, (iii) Virtu Holdings LLC, (iv) VV Investment LLC, (v) any immediate family member of Vincent Viola, a trust, family-partnership or estate-planning vehicle solely for the benefit of Vincent Viola and/or any of his immediate family members and (vi) any other Affiliate of Vincent Viola or any other VV Holder; provided, in the case of the entities described in clauses (ii) through (vi) of this definition, at least 90% of the economic and voting interest in the Equity Interests of such entity at all relevant times are directly or indirectly beneficially owned and controlled by (x) Vincent Viola and/or immediate family members of Vincent Viola (which for this purpose will include any sibling of Teresa Viola) and/or (y) any trust, family partnership or other estate planning vehicle established solely for the benefit of Vincent Viola’s immediate family members (provided that (1) Vincent Viola and/or his immediate family members are the sole beneficiaries thereof and (2) for as long as Vincent Viola has not died or become permanently disabled (x) voting control over such entity (or over a sufficient number of the members, partners and/or shareholders of such entity who have the right, collectively, to remove the Persons controlling such entity) must be directly or indirectly held by Vincent Viola and/or (y) Vincent Viola directly or indirectly has the right to remove and replace the trustee, managing member or other Person controlling such entity or controlling a sufficient number of the members, partners and/or shareholders of such entity who have the right, collectively, to remove the Persons controlling such entity).

“VFGM” means Virtu Financial Global Markets LLC, a Delaware limited liability company.

“VV Holders” means Vincent Viola and the other Viola Members.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.                          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term Loan” or “ABR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing” or “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term Borrowing” or “ABR Revolving Borrowing”).

Section 1.03.                          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or Regulatory Supervising Organization, any other Governmental Authority or Regulatory Supervising Organization that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.                          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825, “Financial Instruments”, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05.                          Effectuation of Transactions.  All references herein to Holdings, the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Closing Date, unless the context otherwise requires.

Section 1.06.                          Currency Translation.  Notwithstanding the foregoing, for purposes of any determination under Article 5, Article 6 (other than Sections 6.12 and 6.13) or Article 7 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article 6 with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.  For purposes of Sections 6.12 and 6.13, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

ARTICLE 2
THE CREDITS

Section 2.01.                          Commitments.  Subject to the terms and conditions set forth herein, (a) each Term Lender agrees to make a Term Loan to the Borrower on the Closing Date in a principal amount not exceeding its Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02.                          Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)          Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Closing Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.14 to Lenders in respect of such Borrowings.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.  Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount which is equal to the entire unused balance of the Total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.22.

Section 2.03.                          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurodollar Borrowing to be made on the Closing Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) (i) in the case of an ABR Term Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing and (ii) in the case of an ABR Revolving Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing; provided that, for the avoidance of doubt, any request for a Revolving Borrowing shall be submitted to the Primary Revolving Facility Administrative Agent in accordance with this Section 2.03.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information:

(i)             the Class of such Borrowing;

(ii)          the aggregate amount of such Borrowing;

(iii)       the date of such Borrowing, which shall be a Business Day;

(iv)      whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)         in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)      the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.22, the identity of the Issuing Bank that made such LC Disbursement; and

(vii) that as of the date of such Borrowing, all applicable conditions set forth in Section 4.02(a), Section 4.02(b) and, if applicable, Section 4.02(c) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.         Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 12:00 p.m., New York City time or, solely in the case of an ABR Revolving Borrowing with respect to which the Borrowing Request is made on the date of the proposed Borrowing, 4:00 p.m., New York City time, to the Applicable Account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Applicable Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Applicable Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.22 shall be remitted by the Primary Revolving Facility Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.22 to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)      Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender agrees to pay to the Applicable Administrative Agent an amount equal to such share on demand of the Applicable Administrative Agent.  If such Lender does not pay such corresponding amount forthwith upon demand of the Applicable Administrative Agent therefor, the Applicable Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Applicable Administrative Agent forthwith on demand.  The Applicable Administrative Agent shall also be entitled to recover from such Lender or Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds

Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.11.  If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)       The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

(d)      Notwithstanding any other provision contained herein, the obligations of the Term Lenders to make Term Loans to the Borrower on the Closing Date and the obligations of the Administrative Agent to make such Term Loans available to the Borrower shall be subject to the terms and conditions set forth in the Existing Lenders Agreement.

Section 2.05.         Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Applicable Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)       Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)      Promptly following receipt of an Interest Election Request in accordance with this Section, the Applicable Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06.         Termination and Reduction of Commitments.  (a)  Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Commitments shall automatically terminate on the Revolving Commitment Termination Date.

(b)      The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the Total Revolving Commitments.

(c)       The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.07.         Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay (i) to the Primary Revolving Facility Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.08.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Applicable Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Applicable Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)        Any Lender may request through the Applicable Administrative Agent that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Applicable Administrative Agent and approved by the Borrower.

Section 2.08.         Amortization of Term Loans.  (a)  Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each September, December, March and June (commencing on March 31, 2014) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans immediately after closing on the Closing Date multiplied by (ii) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(b)        To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c)        Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.09(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowing of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity), (ii) pursuant to Section 2.09(a)(ii) shall be applied as set forth in Section 2.09(a)(ii)(F) and (iii) pursuant to Section 2.09(b) or 2.09(c) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment, in direct order of maturity.

(d)        Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, three Business Day before the scheduled date of such repayment.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.14.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.09.         Prepayment of Loans.  (a)  (i)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that in the event that, on or prior to the first anniversary of the Closing Date, the Borrower (x) makes any prepayment of Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment.

(ii)   Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis:

(A)  The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.09(a)(ii); provided that (x) the Borrower shall not make any Borrowing of Revolving Loans or borrowing of loans under any Incremental Revolving Facility to fund any Discounted Term Loan Prepayment and (y) the Borrower shall not initiate any action under this Section 2.09(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)               (1)  Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with four (4) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)           Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)           If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)               (1)  Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”).  Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)           The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable

Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)           If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted

Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)               (1)  Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual  tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the

“Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)         The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)         Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.09(a)(ii)(D).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)       In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F)        If any Term Loan is to be prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of outstanding Term Loans pursuant to this Section 2.09(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)      To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.09(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)     Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.09(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)          Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.09(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.09(a)(ii) as well as activities of the Auction Agent.

(J)          The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.09(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b)          In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower and its Restricted Subsidiaries invest (or commit with a Person that is not Holdings, an Intermediate Parent, the Borrower or a Subsidiary to invest) the Net Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Proceeds in the business of the Borrower and its Restricted Subsidiaries (including in any acquisitions permitted under Section 6.04 and in working capital or trading activities), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 12-month period (or if committed to be so invested within such 12-month period, have not been so invested within 18 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested).

(c)           Commencing with the period from July 1, 2013 and ending on September 30, 2013 and for each full fiscal quarter of the Borrower thereafter, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such period; provided that such amount shall be reduced by the aggregate amount of prepayments of Term Loans made pursuant to Section 2.09(a)(i) during such period (excluding all such prepayments funded with the proceeds of other Indebtedness, the issuance of Equity Interests or receipt of capital contributions or the proceeds of any sale or other disposition of assets outside the ordinary course of business).  Each prepayment pursuant to this paragraph shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01(b) with respect to the fiscal quarter for which Excess Cash Flow is being calculated (or, in the case of any prepayment with respect to the fourth fiscal quarter of any fiscal year, the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) with respect to the fiscal year of which such quarter is the fourth fiscal quarter). For the avoidance of doubt, the first such prepayment shall be with respect to the period commencing on July 1, 2013 and ending on September 30, 2013 and such prepayment shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01(b) with respect to the fiscal quarter ending September 30, 2013.

(d)          Prior to any optional prepayment of Borrowings pursuant to Section 2.09(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.  In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower.  Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower.  In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.14.

(e)           The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid

Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

(f)            Notwithstanding any other provisions of Section 2.09(b) or (c), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.09(b) (a “Foreign Prepayment Event”) or Excess Cash Flow attributable to a Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.09(b) or (c), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the Borrower (Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.09(b) or (c), as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Foreign Subsidiary Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (B), on or before the date that is eighteen months after the date that such Net Proceeds are received (or, in the case of Excess Cash Flow, a date on or before the date that is eighteen months after the date such Excess Cash Flow would have so required to be applied to prepayments pursuant to Section 2.09(c) unless previously repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to Section 2.09(c)), (x) the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Foreign Subsidiary.

(g)           In the event and on each occasion that the aggregate Revolving Exposures exceed the Total Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Primary Revolving Facility Administrative Agent pursuant to Section 2.22) in an aggregate amount necessary to eliminate such excess.

Section 2.10.                          Fees.  (a)  The Borrower agrees to pay to each Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and such Administrative Agent.

(b)          The Borrower agrees to pay on the Closing Date to each Term Lender party to this Agreement as a Term Lender on the Closing Date, as fee compensation for the funding of such Term Lender’s Term Loan, a closing fee in an amount equal to 0.50% of the stated principal amount of such Term Lender’s Term Loan.  Such fees shall be payable to each Lender out of the proceeds of such Term Lender’s Term Loan as and when funded on the Closing Date.  Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c)           The Borrower agrees to pay to the Primary Revolving Facility Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Revolving Availability Date to but excluding the date on which the Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Revolving Availability Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(d)          The Borrower agrees to pay (i) to the Primary Revolving Facility Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Availability Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Availability Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Revolving Availability Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)           Notwithstanding the foregoing, and subject to Section 2.21, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.10.

Section 2.11.                          Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Term Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.11(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.11(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.12.                          Alternate Rate of Interest.  If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

Section 2.13.                          Increased Costs.  (a)  If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan or to increase the cost of such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.  Notwithstanding the foregoing, this paragraph will not apply to any such increased costs or reductions resulting from Taxes, as to which Section 2.15 shall govern.

(b)          If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)          Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14.                          Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.14, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.  Notwithstanding the foregoing, this Section 2.14 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

Section 2.15.                          Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)          Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)           The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by applicable Requirements of Law, or reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents (including, in the case of a Lender seeking exemption from the withholding imposed under FATCA, any documentation necessary to prevent such withholding).  Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower and the Administrative Agent of its inability to do so.  Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i)             Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)          Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by any Requirements of Law or upon the reasonable request of Borrower or the Administrative Agent) whichever of the following is applicable:

(A)      two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)      two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)      in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit P (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y)

two duly completed copies of Internal Revenue Service Form W-8BEN-E (or any successor forms),

(D)      to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or

(E)       any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)            If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge.  The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim.  If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential).  Notwithstanding anything to the contrary, this Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to taxes which it deems confidential).

(g)           The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h)          For purposes of this Section 2.15, the term “Lender” shall include any Issuing Bank.

(i)              Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of Amendment No. 1, (i) the Borrower and the Administrative Agent shall treat (and the Revolving Lenders hereby authorize the Administrative Agent to treat) the Incremental Revolving Facility implemented pursuant to Amendment No. 1 as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and (ii) the Borrower agrees that the Administrative Agent shall treat any existing Term Loans as qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.16.                          Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment (other than payments on the Eurodollar Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Class of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of

Lenders that have consented to any such extension.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.17.                          Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or any event gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15 or mitigate the applicability of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)          If (i) any Lender requests compensation under Section 2.13 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.13, or payments required to be made pursuant to Section 2.15 or a notice given under Section 2.20, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.18.                          Incremental Credit Extensions.  (a)  (i)  At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available such notice to each of the Lenders), request to effect one or more additional revolving credit facility tranches hereunder (or an increase of the Revolving Commitments hereunder) (“Incremental Revolving Facilities”) from Additional Revolving Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Revolving Facility Amendment, (A) no Default shall have occurred and be continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most-recently ended Test Period for which financial statements are available (calculated assuming that such Incremental Revolving Facility is fully drawn), (C) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with clause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense for the relevant period), (D) such Incremental Revolving Facility may be secured on a pari passu basis with the Loans, (E) the interest rate margins, rate floors, fees, premiums and maturity applicable to any Incremental Revolving Facility shall be determined by the Borrower and the lenders thereunder, (F) any Incremental Revolving Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Revolving Lenders providing the applicable Incremental Revolving Facilities, (G) any Incremental Revolving Facility may be provided in any currency as mutually agreed among the Administrative Agent, the Borrower and the Additional Revolving Lenders and (H) in the case of an increase in the Revolving Commitments hereunder, the maturity date of such increase in the Revolving Commitment shall be the Revolving Maturity Date, such increase in the Revolving Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Maturity Date and shall be on the same terms governing the Revolving Commitments pursuant to this Agreement; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clause (E) or (G)  above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that no Issuing Bank shall be required to act as “issuing bank” under any such Incremental Revolving Facility without its written consent.  Each Incremental Revolving Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the Incremental Cap.

(ii)          At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available such notice to each of the Lenders), request to effect one or more additional tranches of term loans hereunder (“Incremental Term Facilities”) from one or more Additional Term Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Term Facility Amendment, (A) no Default shall have occurred and be continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most-recently ended Test Period for which financial statements are available, (C) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with clause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense for the relevant period), (D) the maturity date of any term loans incurred pursuant to any Incremental Term Facility shall not be earlier than the Term Maturity Date and such Incremental Term Facility shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans, (E) the interest rate margins, rate floors, fees, premiums, funding discounts and, subject to clause (D), the maturity and amortization schedule for any term loans incurred pursuant to any Incremental Term Facility shall be determined by the Borrower and the Additional Term Lenders; provided that in the event that the interest rate margins for any term loans incurred pursuant to any Incremental Term Facility are higher than the interest rate margins for the Term Loans by more than 50 basis points, then the interest rate margins for the Term Loans shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such term loans incurred pursuant to such Incremental Term Facility minus 50 basis points; provided, further that, in determining the interest rate margins applicable to the term loans incurred pursuant to such Incremental Term Facility and the Term Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Term Lenders or any Additional Term Lenders in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Lead Arranger (or its affiliates) in connection with this Agreement or to one or more arrangers (or their affiliates) of any Incremental Term Facility shall be excluded and (z) if the Incremental Term Facility includes an interest rate floor greater than the interest rate floor applicable to the Term Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Term Loans shall be required, to the extent an increase in the interest rate floor in the Term Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Term Loans shall be increased by such increased amount, (F) the term loans incurred pursuant to any Incremental Term Facility may rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder (provided that to the extent such term loans are junior the applicable parties shall have entered into  a Junior Lien Intercreditor Agreement), (G) any Incremental Term Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Term Lenders providing the applicable Incremental Term Facilities and (H) any Incremental Term Facility may be provided in any currency as mutually agreed among the Administrative Agent, the Borrower and the Additional Term Lenders; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clauses (D), (E), (F) or (H) above), they shall be reasonably satisfactory to the Administrative Agent.  Each Incremental Term Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the Incremental Cap.

(iii)       Notwithstanding anything to the contrary herein, (x) the sum of (i) the aggregate principal amount of all Incremental Term Facilities incurred after the Closing Date, (ii) the aggregate principal amount of all secured Indebtedness incurred after the Closing Date pursuant to Section 6.01(a)(viii) and (iii) the aggregate principal amount of all Additional Notes issued after the Closing Date pursuant to Section 6.01(a)(xxii) shall not exceed $100,000,000 and (y) the sum of (i) the aggregate amount of commitments in respect of the Incremental Revolving Facilities effected after the Closing Date (including the aggregate amount of Revolving Commitments effected pursuant to Amendment No. 1), (ii) the aggregate principal amount of all Incremental Term Facilities incurred after the Closing Date, (iii) the aggregate principal amount of all secured Indebtedness incurred after the Closing Date pursuant to Section 6.01(a)(viii) and (iv) the aggregate principal amount of all Additional Notes issued after the Closing Date pursuant to Section 6.01(a)(xxii) shall not exceed $200,000,000 (each maximum amount referred to in clause (x) and (y), an “Incremental Cap”).

(b)          (i)  Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Revolving Facility or Incremental Term Facility.

(ii)          Commitments in respect of any Incremental Revolving Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Revolving Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the applicable Additional Revolving Lenders and the Administrative Agent.  Incremental Revolving Facilities may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Revolving Facility or, unless it agrees, be obligated to participate in any Incremental Revolving Facility) or by any Additional Revolving Lender.  An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for the issuance of letters of credit and swingline loans thereunder and to provide for the treatment of defaulting lenders).  The effectiveness of any Incremental Revolving Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Revolving Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” (or other similar reference) in Section 4.02 shall be deemed to refer to the Incremental Revolving Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(iii)       Commitments in respect of any Incremental Term Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents executed by the Borrower, the applicable Additional Term Lenders and the Administrative Agent.  Incremental Term Facilities may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have any right to participate in any Incremental Term Facility or, unless it agrees, be obligated to provide any Incremental Term Facilities) or by any Additional Term Lender.  An Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.  The effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Term Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental

Term Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” (or other similar reference) in Section 4.02 shall be deemed to refer to the Incremental Term Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(c)           (i)  Upon each increase in the Revolving Commitments pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Lender providing a portion of such increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.  If, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall, upon the effectiveness of the applicable Incremental Revolving Facility, be prepaid from the proceeds of Revolving Loans made under such Incremental Revolving Facility so that Revolving Loans are thereafter held by the Revolving Lenders according to their Applicable Percentage (after giving effect to the increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 2.13. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing, pro rata payment requirements and notice requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d)          Upon each Incremental Term Facility Closing Date pursuant to this Section, each Additional Term Lender participating in the applicable Incremental Term Facility shall make an additional term loan to the Borrower in a principal amount equal to such Additional Term Lender’s commitment in respect of such Incremental Term Facility.  Any such term loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.

(e)           This Section 2.18 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.

Section 2.19.                          Refinancing Amendments; Maturity Extension.  (a)  At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans (which for purposes of this sentence will be deemed to include any Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving

Commitments) then outstanding under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) may rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof (provided, that such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment), (iii) (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of the Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced, (iv) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of the Revolving Commitments, the Other Revolving Commitments or the commitments under the Incremental Revolving Facility being so refinanced and (v) subject to clause (ii) above, will have terms and conditions  that are substantially identical to, or less favorable (taken as a whole) to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.19 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof in each case. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby, on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Loans, Other Term Loans, Other Revolving Commitments and/or Other Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)          At any time after the Closing Date, the Borrower and any Lender may agree, by notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend the maturity date of such Lender’s Revolving Commitments and/or Term Loans to the extended maturity date specified in such Extension Notice.

(c)           This Section 2.19 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.

Section 2.20.                          Illegality.  If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21.                          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.10(c) (it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to retroactively pay such fees after such Lender ceases to be a Defaulting Lender);

(b)          the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Majority in Interest have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)           any payment of principal, interest, fees or other amounts received by the Primary Revolving Facility Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Primary Revolving Facility Administrative Agent from a Defaulting Lender pursuant to Article 8 shall be applied at such time or times as may be determined by the Primary Revolving Facility Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Primary Revolving Facility Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement as determined by the Primary Revolving Facility Administrative Agent; third, if so determined by the Primary Revolving Facility Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(d)          if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)             all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; provided that each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Primary Revolving Facility Administrative Agent cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.22 for so long as such LC Exposure is outstanding;

(iii)       if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(d) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)      if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(c) and Section 2.10(d) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and

(v)         if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees payable under Section 2.10(d) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)           so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Primary Revolving Facility Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Primary Revolving Facility Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

Section 2.22.                          Letters of Credit.

(a)          LC Commitment.  (i) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Revolving Lenders set forth in Section 2.22(c), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (or for the account of any Subsidiary so long as the Borrower and such Subsidiary are co-applicants in respect of such Letter of Credit) on any Business Day during the Revolving Availability Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (x) the LC Obligations would exceed the LC Commitment, (y) the aggregate amount of the Available Revolving Commitments would be less than zero or (z) subject to Section 9.04(b)(ii)(E), the Applicable Fronting Exposure of such Issuing Bank would exceed its Revolving Commitment.  Each Letter of Credit shall, except as provided in Section 2.22(a)(ii) below, expire no later than the earlier of (A) the first anniversary of its date of issuance and (B) the date that is five Business Days prior to the Revolving Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (B) above).

(ii)          If requested by the Borrower and if the Issuing Bank agrees, the Issuing Bank may issue one or more Letters of Credit hereunder, with expiry dates that would occur after the fifth (5th) Business Day prior to the Revolving Maturity Date, based upon the Borrower’s agreement to cash collateralize the LC Obligations in accordance with Section 2.22(h).  If the Borrower fails to cash collateralize the outstanding LC Obligations in accordance with the requirements of Section 2.22(h), each outstanding Letter of Credit shall automatically be deemed to be drawn in full on such date and the reimbursement obligations of the Borrower set forth in Section 2.22(d) shall be deemed to apply and shall be construed such that the reimbursement obligation is to provide cash collateral in accordance with the requirements of Section 2.22(h).

(iii)       The Borrower shall grant to the Primary Revolving Facility Administrative Agent for the benefit of the Issuing Bank and the Lenders, pursuant to a collateral agreement, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing as required to be deposited pursuant to Section 2.22(a)(ii) or Section 2.22(h).  Cash collateral shall be maintained in blocked, interest bearing deposit accounts at JPMorgan Chase Bank, N.A. (or any affiliate thereof) (the “LC Cash Collateral Account”).  All interest on such cash collateral shall be paid to the Borrower upon the Borrower’s request, provided that such interest shall first be applied to all outstanding Obligations at such time and the balance shall be distributed to the Borrower.

(iv)      The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any LC Participant to exceed any limits imposed by, any applicable Requirement of Law.

(b)          Procedure for Issuance of Letter of Credit.  The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.  Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Bank and the Borrower.  The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  The Issuing Bank shall promptly furnish to the Primary Revolving Facility Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(c)           LC Participation.  (i)  The Issuing Bank irrevocably agrees to grant and hereby grants to each LC Participant, and, to induce the Issuing Bank to issue Letters of Credit, each LC Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such LC Participant’s own account and risk an undivided interest equal to such LC

Participant’s Applicable Percentage in the Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder.  Each LC Participant agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Bank shall be required to be returned by it at any time), such LC Participant shall pay to the Issuing Bank upon demand at the Issuing Bank’s address for notices specified herein an amount equal to such LC Participant’s Applicable Percentage of the amount that is not so reimbursed (or is so returned).  Each LC Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such LC Participant may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4.02, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other LC Participant or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(ii)          If any amount required to be paid by any LC Participant to the Issuing Bank pursuant to Section 2.22(c) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such LC Participant shall pay to the Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any LC Participant pursuant to Section 2.22(c) is not made available to the Issuing Bank by such LC Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such LC Participant, on demand, such amount with interest thereon calculated from such due date at the Applicable Rate to ABR Revolving Loans.  A certificate of the Issuing Bank submitted to any LC Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(iii)       Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any LC Participant its pro rata share of such payment in accordance with Section 2.22(c), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such LC Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such LC Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

(d)          Reimbursement Obligations of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Bank for the amount of (x) the draft so paid and (y) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, not later than 12:00 Noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice from the relevant Issuing Bank.  Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in Dollars and in immediately available funds.  Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c).

(e)           Obligations Absolute.  The Borrower’s obligations under this Section 2.22 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.22(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Bank.  The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

(f)            Letters of Credit Payment.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(g)           Applications.  To the extent that any provision of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

(h)          Action in Respect of Letters of Credit.  (i) Not later than the date that is ten (10) Business Days prior to the Revolving Maturity Date, or at any time after the Revolving Maturity Date when the aggregate funds on deposit in the LC Cash Collateral Account shall be less than the amounts required herein, the Borrower shall pay to the Primary Revolving Facility Administrative Agent in immediately available funds, at the Primary Revolving Facility Administrative Agent’s office referred to in Section 9.01, for deposit in the LC Cash Collateral Account described in Section 2.22(a)(iii), the amount required so that, after such payment, the aggregate funds on deposit in the LC Cash Collateral Account are not less than 105% of the sum of all outstanding LC Obligations with an expiration date beyond the Revolving Maturity Date.

(ii)          The Primary Revolving Facility Administrative Agent may, from time to time after funds are deposited in any LC Cash Collateral Account, apply funds then held in such LC Cash Collateral Account to the payment of any amounts, in accordance with the terms herein, as shall have become or shall become due and payable by the Borrower to the Issuing Bank or Lenders in respect of the LC Obligations.  The Primary Revolving Facility Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

(i)              Designation of Additional Issuing Banks.  The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree, in their sole discretion, to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Primary Revolving Facility Administrative Agent and the Borrower, executed by the Borrower, the Primary Revolving Facility Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(j)             Termination of an Issuing Bank.  The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Primary Revolving Facility Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of delivery thereof; provided that no such termination shall become effective unless and until the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.10(d).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(k)          Issuing Bank Reports to the Primary Revolving Facility Administrative Agent.  Unless otherwise agreed by the Primary Revolving Facility Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Primary Revolving Facility Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Primary Revolving Facility Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Primary Revolving Facility Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

Section 3.01.                          Organization; Powers.  Each of Holdings, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02.                          Authorization; Enforceability.  The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests.  This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.                          Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or Regulatory Supervising Organization, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.04.                          Financial Condition; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b)          The unaudited consolidated balance sheet dated June 30, 2013 of the Borrower and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           [Reserved.]

(d)          Since December 31, 2012, there has been no Material Adverse Effect.

Section 3.05.                          Properties.  (a)  Each of Holdings, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          As of the Closing Date after giving effect to the Transactions, none of Holdings, the Borrower or any Restricted Subsidiary owns any real property.

Section 3.06.                          Litigation and Environmental Matters.  (a)  Except for routine examinations conducted by a Regulatory Supervising Organization or Governmental Authority in the ordinary course of the business of the Borrower and its Subsidiaries, there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting (i) Holdings, the Borrower or any Restricted Subsidiary or (ii) any officer, director or key employee of Holdings, the Borrower or any Restricted Subsidiary in their respective capacities in such positions, before (or, in the case of material threatened claims, actions, suits, investigations or proceedings, would be before) or by any Governmental Authority, Regulatory Supervising Organization or arbitrator that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)          Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii)  has received written notice of any claim, allegation, investigation or order with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Borrower, any basis to reasonably expect that Holdings, the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

Section 3.07.                          Compliance with Laws and Agreements.  (a)  Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with (i) its Organizational Documents, (ii) all Requirements of Law applicable to it or its property and (iii) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (ii) and (iii) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08.                          Investment Company Status.  None of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

Section 3.09.                          Taxes.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.  There are no audits, assessments, claims or other Tax proceedings against Holdings, the Borrower or any Restricted Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10.                          ERISA.  (a)  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)          Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 3.11.                          Disclosure.  Neither (a) the Information Materials as of the Closing Date nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

Section 3.12.                          Subsidiaries.  As of the Closing Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings, the Borrower and each Subsidiary in, each Subsidiary.

Section 3.13.                          Intellectual Property; Licenses, Etc.  Each of Holdings, the Borrower and the Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  None of Holdings, the Borrower or any Restricted Subsidiary, in the operation of its business as currently conducted, infringes upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a

Material Adverse Effect.  No claim or litigation regarding any Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14.                          Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.  For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

Section 3.15.                          Senior Indebtedness.  The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Junior Financing.

Section 3.16.                          Federal Reserve Regulations.  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 3.17.                          Use of Proceeds.  (a)  The Borrower will use the proceeds of the Term Loans on the Closing Date solely to repay all of the existing Indebtedness outstanding under the Existing Credit Agreement, to pay a special distribution to Holdings’ equity holders on the Closing Date and to pay Transaction Costs.

(b)          The Borrower and its Restricted Subsidiaries will use the proceeds of borrowings under the Revolving Facility and the Letters of Credit issued hereunder for working capital and other general corporate purposes, including the financing of Permitted Acquisitions.

Section 3.18.                          Regulatory Status and Memberships Held.  (a)  Except as set forth on Schedule 3.18(a), each Broker-Dealer Subsidiary is duly (i) registered, licensed or qualified as a broker-dealer and is in compliance in all material respects with all Requirements of Law of all material jurisdictions in which it is required to be so registered, licensed or qualified and each such registration, license or qualification is in full force and effect and (ii) registered as a broker-dealer with the SEC under the Exchange Act and is in compliance in all material respects with the applicable provisions of the Exchange Act and all rules and regulations thereunder and applicable state securities laws, including the net capital requirements and customer protection requirements thereof.

(b)          Each Subsidiary of the Borrower listed on Schedule 3.18(b) is duly registered with, or a member of, the Regulatory Supervising Organization(s) indicated for such Subsidiary and is in compliance in all material respects with all applicable rules and regulations of such Regulatory Supervising Organization(s).

Section 3.19.                          PATRIOT Act, OFAC and FCPA.

(a)          Holdings, the Borrower and the Subsidiaries will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(b)          Holdings, the Borrower and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(c)           Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Subsidiary has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.

(d)          (i) None of the Loan Parties is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or is owned 50% or more, directly or indirectly, by one or more parties on the SDN List and (ii) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Restricted Subsidiaries that are not Loan Parties or, to the knowledge of Holdings, any director, officer, employee or agent of any Loan Party or other Restricted Subsidiary, in each case, is an individual or entity currently on the SDN List or is owned 50% or more, directly or indirectly, by one or more parties on the SDN List, nor is Holdings, the Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

ARTICLE 4
CONDITIONS

Section 4.01.                          Closing Date.  The obligations of the Lenders to make Loans hereunder on the Closing Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit E, and a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Bracewell & Giuliani LLP, special counsel for the Loan Parties.  Each of Holdings and the Borrower hereby requests such counsels to deliver such opinions.

(c)           The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d)          The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e)           The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Lead Arranger and the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date (or such later day as the Borrower may reasonably agree), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f)             The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the

Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby.

(g)           The Administrative Agent (or its counsel) shall have received from each Loan Party either (i) a counterpart of the Reaffirmation Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of the Reaffirmation Agreement) that such party has signed a counterpart of the Reaffirmation Agreement.

(h)          Certificates of insurance shall be delivered to the Administrative Agent evidencing the existence of insurance to be maintained by Holdings, the Borrower and its Subsidiaries pursuant to Section 5.07 and, if applicable, the Administrative Agent shall be designated as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if such endorsement as additional insured cannot be delivered by the Closing Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

(i)              The Lead Arranger shall have received, as described in Section 3.04, (i) the Audited Financial Statements, which financial statements shall be prepared in accordance with GAAP and accompanied by audit reports thereon (and such audit reports shall not be subject to any qualification or “going concern” disclosures) and (ii) unaudited consolidated financial statements of the Borrower comprising a balance sheet, a statement of income, a statement of changes in equity and a statement of cash flows for each fiscal quarter ending after December 31, 2012 and at least 45 days prior to the Closing Date (excluding footnotes), which financial statements shall be prepared in accordance with GAAP on a basis consistent with the applicable Audited Financial Statements referred to in clause (i) above and shall be certified by a Financial Officer as presenting fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Borrower as of the dates or for the periods covered.

(j)             [Reserved.]

(k)          [Reserved.]

(l)              All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been (or substantially simultaneously with the funding of Loans on the Closing Date shall be) paid in full (after giving effect to the Existing Lenders Agreement), and the Administrative Agent shall have received reasonably satisfactory evidence thereof.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Restricted Subsidiaries shall have outstanding no Indebtedness for borrowed money other than Indebtedness outstanding under this Agreement and indebtedness permitted under Section 6.01.

(m)      The Administrative Agent shall have received a certificate from the chief financial officer or chief operating officer of the Borrower (x) in the form of Exhibit Q certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions and (y) as to the satisfaction of the conditions set forth in Section 4.02.

(n)          The Administrative Agent and the Lead Arranger shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least 5 days prior to the Closing Date by the Administrative Agent or the Lead Arranger that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(o)          The Administrative Agent shall have received a Borrowing Request requesting the borrowing of such Loans.

The Administrative Agent shall notify Holdings, the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on November 8, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02.                          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including any Borrowing on the Closing Date or the Revolving Availability Date), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)          The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)          At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.

(c)            Solely with respect to the obligations of each Revolving Lender to make a Revolving Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, the Revolving Availability Date shall have occurred.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance,

amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a),(b) and, if applicable, (c) of this Section.

ARTICLE 5
AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Administrative Agent and each of the Lenders that:

Section 5.01.                          Financial Statements and Other Information.  Holdings or the Borrower will furnish to the Administrative Agent, which will furnish to each Lender:

(a)          on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each fiscal year of the Borrower), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Borrower as of the end of and for such year (commencing with financial statements as of the end of and for the fiscal year ending December 31, 2013), and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or any other independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception (other than with respect to, or resulting from, any potential inability to satisfy the covenants in Sections 6.12 and 6.13 of this Agreement in a future date or period) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and which statements shall include an accompanying customary management discussion and analysis (which, for the avoidance of doubt, shall not be required to include strategy level detail with respect to operational performance, trading algorithms, “ticker-level” information or information that the Borrower otherwise reasonably considers to be proprietary or highly sensitive);

(b)          commencing with the financial statements for the fiscal quarter ending September 30, 2013, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 30 days after the end of each such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and which statements shall include an accompanying customary management discussion and analysis (which, for the avoidance of doubt, shall not be required to include strategy level detail with respect to operational performance, trading algorithms, “ticker-level” information or information that the Borrower otherwise reasonably considers to be proprietary or highly sensitive);

(c)                    simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)                   not later than five days after any delivery of financial statements under paragraph (a) or (b) above (and, in any event, not later than five days after the date on which such financial statements were required to have been delivered), a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenants contained in Sections 6.12 and 6.13 and (B) beginning with the financial statements for the fiscal quarter ended September 30, 2013, of Excess Cash Flow for the fiscal quarter ended September 30, 2013 and, in the case of financial statements delivered with respect to any subsequent fiscal quarter, of Excess Cash Flow for such fiscal quarter (or in the case of financial statements delivered under paragraph (a) above, for the fourth fiscal quarter of such fiscal year) and (iii) in the case of financial statements delivered under paragraph (a) or (b) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any of its Restricted Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.09(b);

(e)                    not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to Sections 6.12 and 6.13 and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f)                     not later than 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its Subsidiaries for such fiscal year (consisting of projected net revenue by asset class and geography, projected expenses, projected GAAP EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) and projected capital expenditures for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);

(g)                    promptly after the same become publicly available, copies of all proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries with the SEC or with any national securities exchange, or distributed by Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries to the holders of its Equity Interests generally, as the case may be;

(h)                   promptly upon filing with any applicable Regulatory Supervising Organization, a copy of each FOCUS report or similar report relating to the regulatory capital or similar requirements applicable to the Subsidiary filing such report;

(i)                       promptly after the request by the Administrative Agent on the behalf of any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(j)                      promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(k)                   within 15 days after the end of each calendar month, a statement of the consolidated net trading revenue of the Borrower and its Restricted Subsidiaries for such calendar month and for the then elapsed portion of the fiscal year, all certified by one of the Borrower’s Financial Officers as fairly presenting the net trading revenue of the Borrower and its Restricted Subsidiaries as described in the Borrower’s internal books and records (which statement need not be prepared in accordance with GAAP).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC or any national securities exchange or (B) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings); provided that (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, any potential inability to satisfy the covenants in Sections 6.12 and 6.13 of this Agreement in a future date or period) or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(e)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, that the following Borrower Materials may be marked “PUBLIC” unless the Borrower, after receiving notice from the Administrative Agent within a reasonable period of time prior to the intended distribution of such Borrower Materials, notifies the Administrative Agent that such Borrower Materials contain material non-public information: (1) the Loan Documents and (2) any notification of changes in the terms of the facilities provided hereunder.

Section 5.02.                          Notices of Material Events.  Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)                   the occurrence of any Default;

(b)                   the filing or commencement of any action, suit or proceeding by or before any arbitrator, Governmental Authority or Regulatory Supervising Organization against or, to the knowledge of a Financial Officer or another executive officer of Holdings, any Intermediate Parent, the Borrower or any Subsidiary, affecting Holdings, any Intermediate Parent, the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect;

(c)                    the commencement of any investigation by any Governmental Authority of or affecting Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(d)                   the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(e)                    the appearance of Holdings, the Borrower or any Subsidiary or Vincent Viola on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC and/or the United States Department of Treasury, or identified in any related executive orders issued by the President of the United States; and

(f)                     the occurrence of any IPO or any Qualifying IPO.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.                          Information Regarding Collateral.  (a)  Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.

(b)                    Not later than five days after delivery of financial statements pursuant to Section 5.01(a) or (b) (and, in any event, not later than five days after the date on which such financial statements were required to have been delivered), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 5, 6 and 8 (other than 8(f)) of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any Wholly Owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 have been given.

Section 5.04.                          Existence; Conduct of Business.  Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises (including exchange memberships), patents, copyrights, trademarks, trade names and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05.                          Payment of Taxes, Etc.  Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, pay its obligations in respect of Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the failure to make such payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.06.                          Maintenance of Properties.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07.                          Insurance.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.  Each such policy of insurance shall (a) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as the loss payee thereunder.

Section 5.08.                          Books and Records; Inspection and Audit Rights; Quarterly Teleconferences.  (a)  Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower, such Intermediate Parent or such Restricted Subsidiary, as the case may be. Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided further that (i) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (ii) the Administrative Agent and the Lenders shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants.

(b)                   Within 10 Business Days of the earlier of (x) the delivery of any financial statements required to be delivered under Section 5.01(a) or (b) and (y) the date on which such financial statements were required to have been delivered, the Borrower shall host a teleconference meeting with the Lenders to discuss the results presented therein or for the applicable period, as applicable, and such other matters reasonably related thereto.

Section 5.09.                          Compliance with Laws.  Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including Environmental Laws, ERISA and the USA Patriot Act) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10.                          Use of Proceeds.  (a)  The Borrower will use the proceeds of the Term Loans on the Closing Date solely to (i) repay all of the existing Indebtedness outstanding under the Existing Credit Agreement, (ii) pay a special distribution to Holdings’ equity holders on the Closing Date and (iii)  pay Transaction Costs.

(b)                   The Borrower and its Restricted Subsidiaries will use the proceeds of borrowings under the Revolving Facility and any Incremental Revolving Facility or

pursuant to any Incremental Term Facility for working capital and other general corporate purposes, including the financing of Permitted Acquisitions.

Section 5.11.                          Additional Subsidiaries.  (a)  If (i) any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Closing Date or (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary, Holdings or the Borrower will, within 30 days after such formation, acquisition or cessation, notify the Administrative Agent thereof, and will cause (x) such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary) or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent and (y) any Loan Party that owns any Equity Interests in or Indebtedness of any such Restricted Subsidiary (other than an IPO Shell Company) or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Equity Interests and Indebtedness, in each case within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Restricted Subsidiary or Intermediate Parent signed by a Responsible Officer, together with all attachments contemplated thereby).

(b)                   Within 30 days (or such longer period as the Administrative Agent may reasonably agree) after Holdings or the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary.

Section 5.12.                          Further Assurances.  (a)  Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)                   If, after the Closing Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein with a fair market value in excess of $5,000,000) are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

Section 5.13.                          Designation of Subsidiaries.  The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Sections 6.12 and 6.13 recomputed as of the last day of the most recent Test Period for which financial statements are available, (c) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any other Indebtedness of Holdings or the Borrower and (d) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the fair market value of assets of such Restricted Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 3.0% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of such Designation Date pro forma for such designation.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

Section 5.14.                          [Reserved.]

Section 5.15.                          Maintenance of Ratings.  The Borrower will use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case with respect to the Borrower, and a rating of the Term Loans and the Revolving Facility by each of S&P and Moody’s.

Section 5.16.                          [Reserved.]

Section 5.17.                          Regulatory Matters.  The Borrower will, and will cause each of its Regulated Subsidiaries to, comply in all material respects with all material rules and regulations, as applicable, of the SEC, FINRA or any other applicable domestic or foreign Governmental Authority or Regulatory Supervising Organization (including such rules and regulations dealing with net capital or other applicable requirements), except, with respect to all such matters, other than noncompliance by such Regulated

Subsidiaries with minimum capital requirements, to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE 6
NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Administrative Agent and each of the Lenders that:

Section 6.01.                          Indebtedness; Certain Equity Securities.  (a)  Holdings and the Borrower will not, and will not permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                                     Indebtedness of Holdings, any Intermediate Parent, the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.18 or 2.19);

(ii)                                  Indebtedness (A) outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) intercompany Indebtedness outstanding on the date hereof and listed on Schedule 6.01;

(iii)                               Guarantees by Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided further that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement, (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (C) no Guarantee by a Regulated Subsidiary of any Trading Debt of a non-Regulated Subsidiary shall be permitted unless such non-Regulated Subsidiary is consolidated with such Regulated Subsidiary for regulatory capital purposes, (D) no Guarantee by a Domestic Subsidiary that is not a Regulated Subsidiary of any Trading Debt shall be permitted unless such Domestic Subsidiary is a Subsidiary Loan Party and (E) any such Guarantee of Trading Debt shall be unsecured;

(iv)                              Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, Holdings or any Intermediate Parent to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any

Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Closing Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v)                                 (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $50,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period for which financial statements are available as of such time;

(vi)                              Indebtedness in respect of Swap Agreements permitted by Section 6.07;

(vii)                           Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition, and Permitted Refinancings thereof; provided that (A) such Indebtedness is not incurred in contemplation of or in connection with such Permitted Acquisition, (B) the Borrower and its Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the most recently ended Test Period for which financial statements are available and (C) no Default or Event of Default shall exist or result therefrom;

(viii)                        Indebtedness of the Borrower and the Subsidiary Loan Parties incurred to finance a Permitted Acquisition and any Permitted Refinancing thereof; provided that (A) the primary obligor in respect of, and any Person that Guarantees, such Indebtedness shall be the Borrower or a Subsidiary Loan Party and no other Person shall be an obligor in respect of such Indebtedness, (B) such Indebtedness is (x) unsecured and has terms and conditions (other than pricing, optional prepayment, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower and its Restricted Subsidiaries as the terms and conditions of this Agreement or (y) so long as there is availability under the Incremental Cap, secured by the Collateral (and no other assets) on a pari passu or junior basis with the Secured Obligations; provided that (1) such secured debt shall reduce availability under the Incremental Cap on a dollar-for-dollar basis, (2) such secured debt shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans, (3) such secured debt shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers) that could result in prepayments of such Indebtedness prior to the Term Loans, (4) such secured debt has terms and conditions (other than pricing, optional prepayment, redemption premiums and subordination terms), taken as a whole, that are substantially identical to or no more favorable to the investors providing such debt than the terms and conditions of this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), (5) the security agreements relating to such Indebtedness shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (6) such Indebtedness and any agent or trustee under the agreements or indenture governing such Indebtedness shall be subject to the First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable; provided that if such Indebtedness is issued pursuant to an agreement or indenture that has not previously been made subject thereto, then Holdings, the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the agent or trustee for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable, (C) such Indebtedness does not mature prior to the date that is 180 days after the Latest Maturity Date, (D) such Indebtedness has no scheduled amortization or payments, repurchases or redemptions of principal prior to the date that is 180 days after the Latest Maturity Date and (E) immediately after giving effect thereto and the use of the proceeds thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) the Borrower and its Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the most recently ended Test Period for which financial statements are available; provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements;

(ix)                              Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party to finance a Permitted Acquisition and any Permitted Refinancing thereof; provided that (A) immediately after giving effect thereto and the use of the proceeds thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) the Borrower and its Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the most recently ended Test Period for which financial statements are available and (B) the aggregate principal amount of outstanding Indebtedness incurred in reliance on this clause (ix) shall not exceed $10,000,000 at any time;

(x)                                 Indebtedness representing deferred compensation to employees of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(xi)                              Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees, their permitted transferees, or their respective estates, executors, trustees, administrators, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) permitted by Section 6.08(a);

(xii)                           Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xiii)                        Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Permitted Acquisition or other Investment permitted hereunder;

(xiv)                       Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, incurred in the ordinary course of business in connection with deposit accounts;

(xv)                          Indebtedness of the Borrower and its Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, (A) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xv) shall not exceed $50,000,000 and (B) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xv) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed $20,000,000;

(xvi)                       Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvii)                    Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xviii)                 obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xix)                       unsecured Indebtedness of Holdings or any Intermediate Parent (“Permitted Holdings Debt”) (A) that is not subject to any Guarantee by the Borrower or any Subsidiary, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or payments, repurchases or redemptions of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (x) the date that is five years from the date of the issuance or incurrence thereof and (y) the date that is 91 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements; provided further that any such Indebtedness shall constitute Permitted Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, (x) no Event of Default shall have occurred and be continuing and (y) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the most recently ended Test Period for which financial statements are available (it being understood that any future capitalized or paid-in-kind interest or accreted principal on such Indebtedness is not subject to this proviso);

(xx)                          Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;

(xxi)                       Permitted First Priority Refinancing Debt and Permitted Junior Lien Refinancing Debt, and any Permitted Refinancing thereof;

(xxii)                    Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or senior secured notes that will be secured by the Collateral on a pari passu or junior basis with the Secured Obligations, that are issued or made in lieu of Incremental Revolving Facilities and/or Incremental Term Facilities pursuant to an indenture or a note purchase agreement or otherwise and any extensions, renewals, refinancings and replacements thereof (the “Additional Notes”); provided that (i) such Additional Notes are not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date then in effect and such Additional Notes shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term

Loans then in effect, (ii) such Additional Notes shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers) that could result in prepayments of such Additional Notes prior to the Term Loans then in effect, (iii) such Additional Notes have terms and conditions (other than pricing, optional prepayment, redemption premiums and subordination terms), taken as a whole, that are substantially identical to or no more favorable to the investors providing such Additional Notes than the terms and conditions of this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), (iv) the aggregate principal amount of all Additional Notes issued pursuant to this paragraph (xxii) shall not exceed (x) the Incremental Cap less (y) the amount of all Incremental Revolving Facilities and Incremental Term Facilities and the aggregate principal amount of all secured Indebtedness incurred after the Closing Date pursuant to Section 6.01(a)(viii), and such Additional Notes shall reduce availability under the Incremental Cap on a dollar-for-dollar basis, (v) such Additional Notes shall not be Guaranteed by any Person other than a Loan Party, (vi) in the case of Additional Notes that are secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (vii) at the time of such incurrence (except in the case of any extension, renewal, refinancing or replacement thereof that does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, renewed, refinanced or replaced) and immediately after giving effect thereto, the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available, (viii) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (ix) if such Additional Notes are secured, the security agreements relating to such Additional Notes shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (x) if such Additional Notes are secured, such Additional Notes and the trustee or other representative under the indenture or other agreement governing such Additional Notes shall be subject to the First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable; provided that if such Additional Notes are issued pursuant to an indenture or other agreement that has not previously been made subject thereto, then Holdings, the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the trustee or other representative for such Additional Notes shall have executed and delivered the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable;

(xxiii)                 Trading Debt incurred in the ordinary course of business or in a manner consistent with past practices; and

(xxiv)                all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiii) above.

(b)                   Holdings and any Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created under Sections 6.01(a)(i), (iii), (iv), (vi), (x), (xi), (xii), (xiii), (xiv), (xvi)(A), (xix) and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.

(c)                    Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of the Borrower or any Restricted Subsidiary or Intermediate Parent, preferred Equity Interests issued to and held by Holdings, the Borrower or any Restricted Subsidiary or Intermediate Parent.

Section 6.02.                          Liens.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)                                     Liens created under the Loan Documents;

(ii)                                  Permitted Encumbrances;

(iii)                               Liens existing on the date hereof and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)                              Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)                                 leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi)                              Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)                           Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)                        Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)                              Liens on property of any Restricted Subsidiary that is not a Loan Party or a Regulated Subsidiary, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;

(x)                                 Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi)                              Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii)                           any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiii)                        Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiv)                       Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)                          Liens incurred in the ordinary course of business (A) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts, in each case not for speculative purposes or (B) in favor of clearing agencies, clearing firms, settlement banks and similar entities (acting in their capacities as such) involved in the clearance and settlement of transactions in, and custody of, financial assets;

(xvi)                       Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii)                    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii)                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)                       Liens on the Collateral securing Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, Additional Notes and Indebtedness incurred to finance a Permitted Acquisition to the extent permitted to be secured pursuant to Section 6.01(a)(viii);

(xx)                          Liens securing Trading Debt; provided that any Liens securing Trading Debt shall be limited to the commodity, futures and other accounts (including deposit accounts and securities accounts) maintained by the relevant debtor with the financial institution providing such Trading Debt (or with any of its Affiliates or third parties acting as a securities, commodities, futures or other financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Equity Interests of the Borrower or its Subsidiaries), instruments, payment intangibles and other assets in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of the relevant debtor are executed or cleared and all proceeds of any of the foregoing); and

(xxi)                       other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed the greater of $20,000,000 and 7.5% of Consolidated EBITDA for the most recently ended Test Period for which financial statements are available.

Section 6.03.                          Fundamental Changes.  (a)  Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary or Intermediate Parent to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i)                                     any Restricted Subsidiary or Intermediate Parent may merge with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) in the case of any Restricted Subsidiary, any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary Loan Party is merging with another Restricted Subsidiary (x) the continuing or surviving Person shall be a Subsidiary Loan Party or (y) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii)                                  (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)                               any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)                              the Borrower may merge or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (w) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (x) the Successor Borrower

shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (y) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (z) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that (1) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (2) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that the Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;

(v)                                 Holdings may merge or consolidate with any other Person, so long as no Event of Default exists after giving effect to such merger or consolidation; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”), (w) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (x) each Loan Party other than Holdings, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (y) the Successor Holdings shall, immediately following such merger or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger and (z) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided further that the Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act

(vi)                              any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction;

(vii)                           Holdings, the Borrower or any Restricted Subsidiary may effect the IPO Reorganization Transactions; and

(viii)                        any Restricted Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.

(b)          The Borrower will not, and Holdings and the Borrower will not permit any Restricted Subsidiary or Intermediate Parent to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and businesses reasonably related or ancillary thereto.

(c)           Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) (x) the ownership and/or acquisition of the Equity Interests of the Borrower and any Intermediate Parent and (y) in the case of Holdings, prior to an IPO, the Equity Interests of IPO Listco directly or indirectly and the Equity Interests of IPO Subsidiary indirectly through IPO Listco, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article 6, the Holdings LLC Agreement, and the other agreements contemplated hereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under Article 6 (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions, (x) activities reasonably incidental to the consummation of an IPO, including the IPO Reorganization Transactions and (xi)

activities incidental to the businesses or activities described in clauses (i) to (x) of this paragraph.

(d)          Holdings and any Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash, Permitted Investments, loans and advances made by Holdings or any Intermediate Parent under Section 6.04(b) and intercompany Investments consisting of Indebtedness permitted to be made by it under Section 6.04) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

(e)           Prior to the consummation of an IPO, neither IPO Shell Company will conduct, transact or otherwise engage in any business or operations other than (i) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) participating in tax, accounting and other administrative matters, (iii) in the case of the IPO Listco, holding Equity Interests of the IPO Subsidiary, (iv) holding Equity Interests of Holdings, (v) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vi) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (vii) activities incidental to the consummation of an IPO, including the IPO Reorganization Transactions and (viii) activities incidental to the businesses or activities described in clauses (i) to (vii) of this paragraph; provided that each IPO Shell Company shall cease to be a subsidiary of Holdings no later than the consummation of an IPO.

Section 6.04.                          Investments, Loans, Advances, Guarantees and Acquisitions.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:

(a)          Permitted Investments;

(b)          loans or advances to officers, directors and employees of Holdings, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(c)           Investments (i) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties after the Closing Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A)

(including any such Investments deemed to be made pursuant to Section 6.14) (together with the amount of Investments made in Restricted Subsidiaries (other than Regulated Subsidiaries) that are not Loan Parties pursuant to Section 6.04(h) and the amount of Investments and acquisitions made pursuant to Section 6.04(m)) shall not exceed the Non-Loan Party Investment Amount at the time of any such Investment, (B) in any Regulated Subsidiary in the form of short-term intercompany advances and Indebtedness, in each case made in the ordinary course of business to provide for working capital and other operational requirements of such Regulated Subsidiary, (C) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary, (D) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party or (E) constituting unsecured Guarantees of Trading Debt to the extent such Guarantees are permitted under Section 6.01(a)(iii), (iv) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous transactions that result in the proceeds of the initial transaction being invested in one or more Loan Parties or, if the proceeds were initially held by a non-Loan Party, in a Restricted Subsidiary that is not a Loan Party and (v) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;

(d)          Investments consisting of extensions of trade credit in the ordinary course of business;

(e)           Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the date hereof by Holdings, the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that in each case the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f)            Investments in Swap Agreements permitted under Section 6.07;

(g)           promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)           Permitted Acquisitions; provided that the aggregate amount of consideration paid or provided by Holdings, any Intermediate Parent, the Borrower or any other Loan Party (including any Indebtedness incurred by any such Person to finance any portion of such consideration) after the Closing Date in reliance on this Section 6.04(h) (together with any Investments made in Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)(iii)(A), Investments deemed to be made pursuant to Section 6.14 and the amount of Investments and acquisitions made pursuant to Section 6.04(m)) for Permitted Acquisitions (including the aggregate principal amount of all Indebtedness assumed in connection with Permitted Acquisitions) of any Restricted Subsidiary (other than a Regulated Subsidiary) that shall not be or, after giving effect to such Permitted

Acquisition, shall not become, a Loan Party, shall not exceed the Non-Loan Party Investment Amount at such time;

(i)              Investments made during the Pre-IPO Period (except for the formation of the IPO Shell Companies, which may occur prior to the Pre-IPO Period) that the Borrower, in good faith, determines are reasonably necessary to effectuate the IPO Reorganization Transactions;

(j)             Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(k)          Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)              loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.08(a)(iv), (v), (vi), (vii) or (viii);

(m)      so long as immediately after giving effect to any such Investment or acquisition no Default shall have occurred and be continuing, other Investments and other acquisitions; provided that at the time any such Investment (including any such Investments deemed to be made pursuant to Section 6.14) or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (m) (including all such Investments deemed made pursuant to Section 6.14), Investments made in Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)(iii)(A) and Investments made in Restricted Subsidiaries (other than Regulated Subsidiaries) that are not Loan Parties pursuant to Section 6.04(h), together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the Non-Loan Party Investment Amount at the time of any such Investment or acquisition;

(n)          advances of payroll payments to employees in the ordinary course of business;

(o)           Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Equity Interests (excluding Cure Amounts) of Holdings (or any direct or indirect parent thereof or the IPO Entity);

(p)          Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Closing Date (other than existing Investments in subsidiaries of such

Subsidiary or Person, which must comply with the requirements of Section 6.04(h) or 6.04(m)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)          Investments made or acquired in the ordinary course trading activities of the Borrower and its Restricted Subsidiaries;

(r)             non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired; and

(s)            Investments in any Foreign Subsidiary made for the purposes of providing such Foreign Subsidiary the necessary capital to comply with any capital or margin requirements of a Regulatory Supervisory Organization; provided that the aggregate outstanding amount of Investments made pursuant to this clause shall not exceed $25,000,000 at any time.

Section 6.05.                          Asset Sales.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries;

(b)          Dispositions of inventory and other assets in the ordinary course of business;

(c)           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)          Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)           Dispositions permitted by Section 6.03 (other than Section 6.03(a)(viii)), Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02;

(f)            Dispositions of property acquired by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date pursuant to sale-leaseback transactions permitted by Section 6.06;

(g)           Dispositions of Permitted Investments;

(h)          Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i)              leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole;

(j)             transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)          Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) the aggregate amount of consideration received from Dispositions made in reliance on this clause (k) shall not exceed $100,000,000, (ii) no Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed or would have resulted from such Disposition) and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000, Holdings, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, any Intermediate Parent, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other

Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $20,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l)              Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)      Dispositions of assets listed on Schedule 6.05;

(n)          Dispositions of non-core assets acquired in a Permitted Acquisition; provided that (i) such assets were identified to the Administrative Agent in writing as non-core assets within thirty days of the time that the applicable Permitted Acquisition was consummated and (ii) such Disposition is consummated within one year after the date on which the applicable Permitted Acquisition was consummated;

(o)          Dispositions of securities, Swap Agreements and other financial instruments as part of the ordinary course trading business of the Borrower and its Restricted Subsidiaries; and

(p)          Dispositions made during the Pre-IPO Period that the Borrower, in good faith, determines are reasonably necessary to effectuate the IPO Reorganization Transactions;

provided that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Section 6.05(e) and except for Dispositions by a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition.

Section 6.06.                          Sale and Leaseback Transactions.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02.

Section 6.07.                          Swap Agreements.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any Swap Agreement, except (a) (i) Swap Agreements entered into to hedge or mitigate risks to which Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary has

actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary) and (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary; provided that any Swap Agreement entered into pursuant to this clause (a) shall be entered into in the ordinary course of business and not for speculative purposes and (b) Swap Agreements entered into in the ordinary course trading business of the Borrower or any Restricted Subsidiary.

Section 6.08.                          Restricted Payments; Certain Payments of Indebtedness.  (a)  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)                                     each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary;

(ii)                                  Holdings, any Intermediate Parent, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii)                               [Reserved];

(iv)                              repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interests in any direct or indirect parent of Holdings), the Borrower or any Restricted Subsidiary deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v)                                 Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies or any Employee Holding Vehicle to so redeem, retire, acquire or repurchase Equity Interests of Holdings or such entity) held by current or former officers, managers, consultants, directors and employees or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributes) of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, or held by any Employee Holding Vehicle for the benefit of any of the foregoing, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, in an aggregate amount after the Closing Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (v) not to exceed $15,000,000 in any calendar year with unused amounts in any calendar year (including in any event the aggregate unused amount of carry-forward under the Existing Credit Agreement) being carried over to succeeding calendar years subject to a maximum of $30,000,000 in any calendar year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Closing Date and not previously applied pursuant to this clause (v);

(vi)                              so long as the Borrower and Holdings are each treated as a pass-through or disregarded entity (a “Flow-Through Entity”) for U.S. federal and state income tax purposes, Borrower may make distributions to Holdings and Holdings may make distributions to its members for Permitted Tax Distributions at such times and with respect to such periods as Tax Distributions (as defined in the Holdings LLC Agreement) are required to be made or designated pursuant to the Holdings LLC Agreement; provided that after an IPO, if Holdings is not a Flow-Through Entity, so long as Borrower is a Flow-Through Entity, Borrower may make Permitted Tax Distributions to Holdings on a quarterly basis and at the end of a Taxable Year (with the determination of the Permitted Tax Distributions to be made by substituting Borrower for Holdings in the applicable definitions); provided further that Restricted Payments under this clause (vi) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or its Restricted Subsidiaries;

(vii)                           any Intermediate Parent, the Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash:

(A)                          the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (a)(vii)(A) not to exceed (x) $2,000,000 in any fiscal year occurring prior to the year in which an IPO occurs and (y) $4,000,0000 in any fiscal year occurring in the year in which an IPO occurs and in each fiscal year thereafter plus, in each case, any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings and the Restricted Subsidiaries or otherwise payable by Holdings pursuant to the Holdings LLC Agreement and (2) fees and expenses (x) due and payable by any of the Restricted Subsidiaries and (y) otherwise permitted to be paid (but not paid) by such Restricted Subsidiary under this Agreement;

(B)                          the proceeds of which shall be used by Holdings or any Intermediate Parent to pay franchise taxes and other fees, taxes and expenses required to maintain its organizational existence;

(C)                          the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv) or Section 6.08(a)(v);

(D)                          to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries (to the extent such merger or consolidation is permitted under Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(E)                           the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering permitted by this Agreement; and

(F)                            the proceeds of which shall be used to make payments permitted by clause (b)(iv) of this Section 6.08;

(viii)                        in addition to the foregoing Restricted Payments and so long as (x) no Default shall have occurred and be continuing or would result therefrom and (y) the Borrower would be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available (after giving Pro Forma Effect to such additional Restricted Payments), the Borrower and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings or any Intermediate Parent to make any payments in respect of any Permitted Holdings Debt, in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 6.08(b)(iv) and (2) loans and advances made pursuant to Section 6.04(l)

in lieu of Restricted Payments permitted by this clause (viii), not to exceed (x) $25,000,000 plus (y) at any time on or after the 2013 Third Quarter Financial Statements Delivery Date, the aggregate amount of the Net Proceeds of the issuance of, or contribution in respect of existing, Qualified Equity Interests, in each case to the extent contributed to the Borrower as cash common equity after the Closing Date (other than any such issuance or contribution made pursuant to Section 7.02 or any issuance to or contribution from a Restricted Subsidiary) that are Not Otherwise Applied plus (z) at any time on or after the 2013 Third Quarter Financial Statements Delivery Date, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied;

(ix)                              redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x)                                 Restricted Payments made during the Pre-IPO Period that the Borrower, in good faith, determines are reasonably necessary to effectuate the IPO Reorganization Transactions; and

(xi)                              in addition to the foregoing Restricted Payments, on the Closing Date, the Borrower and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (xi) shall not exceed $100,000,000.

(b)          Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i)                                     payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)                                  refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii)                               the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent; and

(iv)  so long as (x) no Default shall have occurred and be continuing or would result therefrom and (y) the Borrower would be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available (after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments), prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to clause (a)(viii) and (2) loans and advances made pursuant to Section 6.04(l) in lieu thereof not to exceed the sum of (x) $25,000,000 plus (y) at any time on or after the 2013 Third Quarter Financial Statements Delivery Date, the amount of the Net Proceeds of issuances of, or contributions in respect of existing, Qualified Equity Interests, in each case to the extent contributed to the Borrower as cash common equity after the Closing Date (other than any such issuance or contribution made pursuant to Section 7.02 or any issuance to or contribution from a Restricted Subsidiary) that are Not Otherwise Applied plus (z) at any time on or after the 2013 Third Quarter Financial Statements Delivery Date, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied.

Section 6.09.         Transactions with Affiliates.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions with Holdings, the Borrower, any Intermediate Parent or any Restricted Subsidiary, (b) on terms substantially as favorable to Holdings, the Borrower, such Intermediate Parent or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) in connection with the IPO Reorganization Transactions, that the Borrower, in good faith, determines are reasonably necessary to effectuate the IPO Reorganization Transactions, (d) issuances of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (e) employment and severance arrangements between Holdings, the Borrower, any Intermediate Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (f) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower, any Intermediate Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries, (h) transactions pursuant to any permitted agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) Restricted Payments permitted under Section 6.08 and (j) customary payments by Holdings, any

Intermediate Parent, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith.

Section 6.10.         Restrictive Agreements.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Intermediate Parent, the Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii)(x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (xi) are customary provisions restricting assignment of any license, lease or other agreement, (xii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits) or (xiii) are customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligations under the Loan Documents.

Section 6.11.         Amendment of Junior Financing.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, amend, modify, waive, terminate or release the documentation governing any Junior Financing, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.

Section 6.12.         Interest Coverage Ratio.  Holdings will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower, beginning with the four fiscal quarter period ended December 31, 2013, to be less than 3.00:1.00.

Section 6.13.         Total Net Leverage Ratio.  Holdings will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower, beginning with December 31, 2013, to exceed 2.75:1.00.

Section 6.14.         Equity Interests.  (a)  Holdings and the Borrower will not permit any Restricted Subsidiary or any Intermediate Parent to be a non-Wholly Owned Subsidiary and be released from its Guarantee (if applicable), except (x) as a result of a Disposition of Equity Interests of such Subsidiary to a Person other than Holdings, any Intermediate Parent, the Borrower or any other Restricted Subsidiary that is permitted by the other terms of this Agreement or an Investment in any Person permitted under Section 6.04; provided that (i) no Default has occurred or is continuing on the date of such release or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Restricted Subsidiary shall thereafter be treated as a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Restricted Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of either Section 6.04(c) or 6.04(m), as designated by Holdings to the Administrative Agent prior to such release, (iv) such Investment is permitted under such designated section, (v) after giving effect to such transaction on a Pro Forma Basis, not more than 10% of Consolidated EBITDA for the most recently ended Test Period for which financial statements are available shall be attributable to such Restricted Subsidiary together with all other Restricted Subsidiaries (or any successors thereto) that were released from being Loan Parties pursuant to the provisions of Sections 6.14(a) and 6.14(b) and (vi) the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement or (y) so long as such Restricted Subsidiary continues to be a Subsidiary Loan Party, in which case the release provisions of Section 9.14 will not apply.

(b)   Holdings may notify the Administrative Agent that it wishes to obtain the release of the Guarantee of, and grants of Liens by, any Subsidiary Loan Party under the Security Documents (any Subsidiary in respect of which such a release is given, a

“Released Subsidiary”), and the Administrative Agent will, and is hereby authorized to, promptly release such Guarantee and grants of Liens of such Subsidiary Loan Party pursuant to a written notification thereof given to Holdings; provided that (i) no Default has occurred or is continuing on the date of such request or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Restricted Subsidiary shall thereafter be treated as a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Released Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of either Section 6.04(c) or 6.04(m), as designated by Holdings to the Administrative Agent prior to such release, (iv) such Investment is permitted under such designated section, (v) after giving effect to such transaction on a Pro Forma Basis, not more than 10% of Consolidated EBITDA for the most recently ended Test Period for which financial statements are available shall be attributable to such Restricted Subsidiary together with all other Restricted Subsidiaries (or any successors thereto) that were released from being Loan Parties pursuant to the provisions of Sections 6.14(a) and 6.14(b) and (vi) the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

Section 6.15.         Changes in Fiscal Periods.  Neither Holdings nor the Borrower will make any change in fiscal year; provided, however, that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01.         Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:

(a)   any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)   any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in or in connection with any

Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)   Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of Holdings, the Borrower or such Restricted Subsidiaries), 5.10 or in Article 6 (other than Section 6.09); provided that any Event of Default under Sections 6.12 and 6.13 is subject to the cure period provided in Section 7.02;

(e)    Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f)    Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) Trading Debt (it being understood that paragraph (f) of this Section will apply to any failure to make any payment in respect of any Trading Debt) or (iii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(h)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)     Holdings, the Borrower or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)    one or more enforceable judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Borrower and any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of any such Loan Party that are material to the businesses and operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k)   (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l)     any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m)  any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto or subject thereto other than as expressly permitted hereunder or thereunder;

(n)   any Guarantee of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o)   a Change in Control shall occur;

(p)   [Reserved];

(q)   [Reserved];

(r)    one or more Regulated Subsidiaries shall become subject to regulatory restrictions on its business as a result of falling below capital early warning levels and such restrictions are material and adverse to the business of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; or

(s)    any disqualification of the Borrower or Holdings from owning any Regulated Subsidiary which disqualification remains in effect and unwaived for a period of 30 days from receipt of notification thereof by the Borrower or Holdings; provided, however, that if the Borrower or Holdings becomes the subject of a waiver application within such 30 day period, then such disqualification shall not constitute an Event Of Default for so long as such waiver application has not been denied;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02.         Right to Cure.  (a)  Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and the Restricted Subsidiaries fail to comply with the requirements of either Financial Performance Covenant as of the last day of any fiscal quarter of the Borrower, then at any time after the beginning of such fiscal quarter until the expiration of the 10th day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(d) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its Subsidiaries of which the Borrower is a Subsidiary to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance that are Not Otherwise Applied (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)   if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenants, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for the purposes of this Agreement;

provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.

(b)   Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the life of this Agreement, the Cure Right shall not be exercised more than four times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants and any amounts in excess thereof shall not be deemed to be a Cure Amount.  Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio based conditions or any available basket under Article 6 of this Agreement.

ARTICLE 8
ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Each Lender hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents (and for purposes of this Article 8, the Administrative Agent acting in its capacity as such and acting in its capacity as collateral agent shall be referred to collectively as the “Agent” or the “Agents”), and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent hereunder for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 8 and Article 9 (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. In the event that any obligations (other than the Secured Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes each Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to such Agent.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a)

neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (vi) the value or the sufficiency of any Collateral, (vii) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Secured Obligations or as to the use of the proceeds of the Loans, (viii) the properties, books or records of any Loan Party, (ix) the existence or possible existence of any Event of Default or Default or (x) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time upon 30 days’ notice to the Lenders and the Borrower.  If the Administrative Agent becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment and the Administrative Agent is not performing its role hereunder as Administrative Agent, then the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders.  Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) (provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges and represents and warrants that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any investigation or any appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy or completeness of any information provided to Lenders.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, outstanding Letters of Credit and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to each Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective, or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 2.15 and without limiting any obligation of the Borrower to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article 8.  The agreements in this Article 8 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents.  Without limitation of the foregoing, the Lead Arranger in its capacity as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, (x) Credit Suisse AG is named as an Administrative Agent in respect of the Incremental Revolving Facility established pursuant to Amendment No. 1 for recognition purposes only and, solely in such capacity as an Administrative Agent in respect of the Incremental Revolving Facility established pursuant to Amendment No. 1, shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document (it being understood and agreed that Credit Suisse AG, in such capacity, shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents), (y) the Primary Revolving Facility Administrative Agent shall, with respect to the Incremental Revolving Facility established pursuant to Amendment No. 1, perform all the duties and responsibilities of the Administrative Agent, Applicable Administrative Agent and Primary Revolving Facility Administrative Agent under this Agreement and any other Loan Document and (z) in case of any dispute or disagreement between Credit Suisse AG, in its capacity as Administrative Agent, and the Primary Revolving Facility Administrative Agent as to who is required to perform any obligation hereunder, Credit Suisse AG, in its capacity as Administrative Agent, and the Primary Revolving Facility Administrative Agent shall resolve such dispute or disagreement as promptly as is practicable.  For the avoidance of doubt, clause (x) of the foregoing sentence shall not apply to Credit Suisse AG acting in its capacity as collateral agent under the Loan Documents; provided that, in the event the Terms Loans hereunder are paid in full and the Incremental Revolving Facility established pursuant to Amendment No. 1 remains outstanding, the Primary Revolving Facility Administrative Agent shall act as collateral agent under the Loan Documents.

The term “Lender” in this Article 8 shall include any Issuing Bank.

ARTICLE 9
MISCELLANEOUS

Section 9.01.                          Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)             if to Holdings, the Borrower, the Administrative Agent, the Primary Revolving Facility Administrative Agent or the Issuing Bank, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)          if to any Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)          Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article 2 if such Lender or the Issuing Bank, as applicable has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Public Lenders. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Change of Address, Etc.  Each of Holdings, the Borrower, the Administrative Agent and the Issuing Bank may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto.  Each Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Bank.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f)            Reliance by Administrative Agent, Issuing Bank and Lenders.  The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02.                          Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)          Except as provided in Section 2.18 with respect to any Incremental Revolving Facility Amendment or Incremental Term Facility Amendment (including to provide for provisions relating to the issuance of letters of credit and swingline loans and provisions with respect to “defaulting lenders”), Section 2.19 with respect to any Refinancing Amendment or Section 6.15 with respect to a change in the fiscal year of Holdings and the Borrower, neither this Agreement nor any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that (x) a waiver of any condition precedent set forth in paragraphs (a) and (b) of Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender and (y) a waiver of any condition precedent set forth in paragraph (c) of Section 4.02 shall require the consent of each Revolving Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Total Leverage Ratio, Total Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.11(c), (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.08 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of the Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, (vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Security Documents), (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender), (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders (other than a Defaulting Lender) holding a Majority in Interest of the outstanding Loans and unused Commitments of each affected Class, or (x) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.09 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Refinancing Amendment, without the written consent of a Majority in Interest of the Term Lenders or Additional Lenders of such Class, as applicable; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five

Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.  Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(c)           In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (ix) or (x) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.09(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)          Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

(e)           Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 9.03.                          Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Lead Arranger and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) for the Administrative Agent and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not successful) (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing

Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed).

(b)          The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, the Lead Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee (provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Indemnitees in each relevant jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel per affected party), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary, except that the Administrative Agent and the Lead Arranger shall be indemnified in their capacities as such with respect to any dispute under this clause (z).

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Lead Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Lead Arranger, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Lead Arranger in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, Term Loans and unused Commitments at such time.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)   To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

Section 9.04.         Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) solely in the case of Term Loans, to any Lender, an Affiliate of any Lender or an Approved Fund, (y) solely in the case of Revolving Loans and Revolving Commitments, to any Revolving Lender or (z) (1) prior to the earlier of the date upon which a “successful syndication” of the term facility provided hereunder is achieved (as notified by the Administrative Agent to the Borrower) and the day that is 30 days following the Closing Date, if an Event of Default has occurred and is continuing and (2) thereafter, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; provided further that if any such purported assignment is to a Competitor (other than any such assignment to the Lead Arranger (or any Affiliate of the Lead Arranger) for the purpose of facilitating bona fide trades of Term Loans to entities that are not Disqualified Lenders), the Borrower may unreasonably withhold its consent; and provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank; provided that, for the avoidance of doubt, no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment.  Notwithstanding anything in this Section 9.04 to the contrary, if the consent of the Borrower is required by this paragraph with respect to any assignment and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within ten (10) days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment.

(ii)   Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall in the case of Revolving Loans not be less than $5,000,000 (and integral multiples of $1,000,000 in excess thereof) or, in the case of a Term Loan $1,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h)

or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed by the Administrative Agent, manually, in each case together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; provided further that assignments made pursuant to Section 2.17(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.15(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Issuing Bank may be made unless (1) the assignee shall be or become an Issuing Bank, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.22(a) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.13, 2.14, 2.15 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section

9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Primary Revolving Facility Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)   Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.15(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)  The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons other than a natural person, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children) a Disqualified Lender, Holdings, any Intermediate Parent, the Borrower or any of the Borrower’s Subsidiaries (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant.  Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the obligations and limitations of such Sections, including Section 2.15(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii)   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iii)  A Participant shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d)   Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Primary Revolving Facility Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Primary Revolving Facility Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Primary Revolving Facility Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)    Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement (other than with respect to a Revolving Commitment, an Incremental Revolving Commitment or any loan thereunder) to the Sponsor or any of its Affiliates (other than Holdings, any Intermediate Parent, the Borrower or any of their respective subsidiaries, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children) or any natural person) subject to the following limitations:

(i)    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2; provided, however, that the foregoing provisions of this clause (i) will apply to any Affiliated Debt Fund only to the extent that the Administrative Agent has determined in good faith that affording such rights to such Affiliate Debt Fund during a period or in connection with a matter or matters being considered by Lenders would be inadvisable in light of such Affiliated Debt Fund’s status as an Affiliated Lender (in which case the Administrative Agent will promptly notify such Affiliated Debt Funds that are Lenders of such determination);

(ii)   for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(d), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(iii)  the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 20% of the principal amount of all Term Loans outstanding at the time of any such assignment plus the principal amount of all term loans outstanding at such time that were made pursuant to an Incremental Term Facility;

(iv)  Affiliated Lenders may not purchase Revolving Loans or Revolving Commitments by assignment pursuant to this Section 9.04; and

(g)    Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document:

(i)    all Term Loans held by any Affiliated Lenders that are not Affiliated Debt Funds shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii)   all Term Loans, Revolving Commitments and Revolving Exposure held by Affiliated Debt Funds may not account for more than 50% of the Term Loans, Revolving Commitments and Revolving Exposure of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.02.

Section 9.05.         Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of an Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15, 9.03, 9.08 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the

Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Primary Revolving Facility Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.22.

Section 9.06.         Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, the Existing Lenders Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07.         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Primary Revolving Facility Administrative Agent or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08.         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Primary Revolving Facility Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Primary Revolving Facility Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

Section 9.09.         Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)   Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section.

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.         Confidentiality.  (a)  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and numbering, administration and settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrower.  In addition, the Administrative Agent and the Lead Arranger may disclose the existence of this Agreement and information about this Agreement (other than any Information) to market data collectors and similar services providers to the lending industry to the extent reasonably required by such market data collectors or service providers to enable such party to receive league table credit for such party’s role in connection with this Agreement and the Transactions. For the purposes hereof, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)   EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT

WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13.         USA Patriot Act.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.

Section 9.14.         Release of Liens and Guarantees.  (a)  A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or designation as an Unrestricted Subsidiary), (2) upon the request of the Borrower in connection with a transaction permitted under Section 6.14(a), as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary or (3) upon the request of the Borrower, if permitted pursuant to Section 6.14(b).  Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released.  Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

(b)   The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c)    Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.14.

Section 9.15.         No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Lead Arranger are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Lead Arranger, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Lenders and the Lead Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Lenders and the Lead Arranger has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16.         Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 9.17.         Lender Action.  Each Lender and the Issuing Bank agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and the Issuing Bank and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.18.         Marshalling; Payments Set Aside.  Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Secured Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.19.         Margin Stock; Collateral.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any margin stock (within the meaning of Regulation U of the Board of Governors) as collateral in the extension or maintenance of the credit provided in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VFH PARENT LLC

By:
Name:
Title:

VIRTU FINANCIAL LLC

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

Conformed Guarantee Agreement

[See attached]

CONFORMED COPY

MASTER GUARANTEE AGREEMENT

dated as of

July 8, 2011

as amended by Amendment No. 1,

Incremental Revolving Facility Amendment

and Joinder Agreement

dated as of April 15, 2015, among

VFH LLC,

VFH PARENT LLC,

THE SUBSIDIARY GUARANTORS

IDENTIFIED HEREIN

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

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		Page
SECTION 5.11.	Headings	11
SECTION 5.12.	Termination or Release	11
SECTION 5.13.	Additional Subsidiary Guarantors	11
SECTION 5.14.	Effectiveness as to East Subsidiary Guarantors	11

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MASTER GUARANTEE AGREEMENT dated as of July 8, 2011 (this “Agreement”), among VFH LLC, VFH PARENT LLC, the SUBSIDIARY GUARANTORS identified herein and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Administrative Agent”), on behalf of itself and the other Guaranteed Parties.

Reference is made to the Credit Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VFH LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Credit Agreement.  (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)    The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.   Other Defined Terms.    As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“East Subsidiary Guarantors” means the Subsidiaries identified under the heading “East Subsidiary Guarantors” on Schedule I hereto.

“Guaranteed Obligations” means the Loan Document Obligations.

“Guaranteed Parties”  means (a) each Lender, (b) each Issuing Bank,  (c) the Administrative Agent, (d) the Primary Revolving Facility Administrative Agent, (e) each Lead Arranger,

(f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.

“Guarantors” means Holdings, any Intermediate Parent and the Subsidiary Guarantors.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding) and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would have been incurred but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would have been incurred but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding).

“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01.   Guarantee.    Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Guaranteed Obligations.  Each Guarantor further agrees that the

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Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. Each Guarantor irrevocably waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.   Guarantee of Payment; Continuing Guarantee.   Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

SECTION 2.03.   No Limitations.  (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall be unconditional and absolute and shall not be discharged or impaired or otherwise affected by:

(i)    the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)    any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)    the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;

(iv)    any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations;

(v)    any other act or omission or delay that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations);

(vi)    any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

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(vii)    any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;

(viii)    the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix)    this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date;

(x)    the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;

(xi)    any action permitted or authorized hereunder; or

(xii)    any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made)).

Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

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SECTION 2.04.   Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.   Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.   Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.   Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.15 of the Credit Agreement. The provisions of Section 2.15 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

SECTION 2.08.   Limitation on Obligations of Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its guarantee of the Guaranteed Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such guarantee of the Guaranteed Obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.   Indemnity and Subrogation.   In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligations owed to any Guaranteed Party, the Borrower shall indemnify

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such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02.   Contribution and Subrogation.  Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, such other date).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03.   Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b)    Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations.

ARTICLE IV Representations

and Warranties

Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

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ARTICLE V

Miscellaneous

SECTION 5.01.     Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.     Waivers; Amendment.  (a) No failure or delay by the Administrative Agent,  the  Primary  Revolving  Facility  Administrative  Agent,  any  Issuing  Bank  or  any  Lender  in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.   The rights and remedies of the Administrative Agent, the Primary Revolving Facility Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Primary Revolving Facility Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03.     Administrative  Agent’s  Fees  and  Expenses;  Indemnification.    (a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent  for  its  fees  and  expenses  incurred  hereunder  as  provided  in  Section 9.03(a)  of  the  Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(b)       Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings, any Intermediate Parent, the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether

7

based on contract, tort or any other theory, whether brought by a third party or by Holdings, any Intermediate Parent, the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or  willful  misconduct  of such Indemnitee or  its  Related Parties  (as  determined by a  court  of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees  that  do  not  involve  an  act  or  omission  by  Holdings,  the  Borrower  or  any  Restricted Subsidiary, except that the Administrative Agent, the Documentation Agent, each Syndication Agent and each Lead Arranger shall be indemnified in their capacities as such with respect to any dispute under this clause (z).

(c)        To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non- appealable judgment), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)        The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party.   All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefore; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03.  Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

SECTION 5.04.     Successors and Assigns.   Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, in each case subject to Section 5.06.

SECTION 5.05.     Survival of Agreement.   All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any

8

Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining  the  consent  of  the  applicable  Issuing  Bank  as  described  in  Section  9.05  of  the  Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06.     Counterparts;  Effectiveness;  Several  Agreement.    This  Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but  all  of  which  when taken together  shall constitute a  single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07.     Severability.   Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08.     Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that if any Defaulting Lender shall exercise any such right of set-off, (i) all amounts so set off shall be paid over immediately to the Primary Revolving Facility Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Primary Revolving Facility Administrative Agent,

9

the Issuing Bank and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Primary Revolving Facility  Administrative Agent  a  statement  describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The applicable Lender and Issuing Bank shall notify the applicable Guarantor and the Applicable Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09.     Governing   Law;   Jurisdiction;   Consent   to   Service   of   Process; Appointment of Service of Process Agent.  (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.   Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any  other  manner  provided  by  law.    Nothing  in  this  Agreement  shall  affect  any  right  that  the Administrative Agent, the Primary Revolving Facility Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its respective properties in the courts of any jurisdiction.

(c)        Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(e)        Each   Subsidiary   Guarantor   hereby   irrevocably   designates,   appoints   and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10.     WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST  EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT  IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT

10

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,  SEEK  TO  ENFORCE  THE  FOREGOING  WAIVER  AND  (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.     Headings.   Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.     Termination or Release.  (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b)        The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)        In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.12.   Any execution and delivery of documents by the Administrative Agent pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13.     Additional Subsidiary Guarantors.  Pursuant to the Credit Agreement, additional Subsidiaries may be required to become Subsidiary Guarantors after the date hereof.   Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.14.     Effectiveness as to East Subsidiary Guarantors.  The East Subsidiary Guarantors shall have no rights or obligations hereunder until the consummation of the transactions described in clauses (a)-(c) of the definition of Subsequent Transactions and any representations and warranties of the East Subsidiary Guarantors hereunder shall not become effective until such time.  Upon consummation of the Subsequent Transactions, all the rights and obligations and all representations and warranties of the East Subsidiary Guarantors shall become effective as of the date hereof, without any further action by any Person.

11

Exhibit A to

the Master Guarantee Agreement

SUPPLEMENT  NO.      dated  as  of                    ,  20     to  the  Master  Guarantee Agreement dated as of July 8, 2011, among VFH LLC (“Holdings”), VFH PARENT LLC (the “Borrower”), the subsidiaries of Holdings party thereto (Holdings, the Borrower and such subsidiaries being collectively referred to as the “Guarantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent.

A.         Reference is made to the Credit Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C.         The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders  and  the  Issuing  Banks  to  extend  credit  to  the  Borrower.    Section  5.13  of  the  Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.       In accordance with Section 5.13 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and  effect  as  if  originally  named  therein  as  a  Subsidiary  Guarantor,  and  the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor (and a Guarantor) thereunder.   Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Subsidiary’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) all representations and warranties set forth in the Credit Agreement as to the New Subsidiary are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material  Adverse Effect”  or  similar  language  is  true and  correct  in  all respects  and  (c) the New Subsidiary is a [company] duly [incorporated] under the law of [name of relevant jurisdiction].

Exh. A-1

SECTION 3.     This  Supplement  may  be  executed  in  counterparts  (and  by  different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken  together  shall  constitute  a  single  contract.    Delivery  of  an  executed  signature  page  to  this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4.     Except  as  expressly  supplemented  hereby,  the  Guarantee  Agreement shall remain in full force and effect.

SECTION 5.    THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Any  provision  of  this  Supplement  held  to  be  invalid,  illegal  or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8.     The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

Exh. A-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By
Name:
Title:

By
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT]

Exhibit C

Conformed Collateral Agreement

[See attached]

CONFORMED COPY

COLLATERAL AGREEMENT

dated as of

July 8, 2011

as amended by Amendment No. 1,

Incremental Revolving Facility Amendment

and Joinder Agreement

dated as of April 15, 2015, among

VFH LLC,

VFH PARENT LLC,

THE OTHER GRANTORS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

i

i

ii

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Regulatory Authorizations and Notifications

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

iii

COLLATERAL AGREEMENT dated as of July 8, 2011 (this “Agreement”), among VFH LLC, VFH PARENT LLC, the other GRANTORS from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Administrative Agent”).

Reference  is  made to  the Credit  Agreement  dated  as  of July 8, 2011  (as  amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VFH LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.      Defined  Terms.    (a) Each  capitalized term used but  not  defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)        The  rules  of  construction  specified  in  Section  1.03  and  1.04  of  the  Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.            Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of, an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule III hereto.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“East Subsidiary Grantors” means the Subsidiaries identified under the heading “East Subsidiary Grantors” on Schedule I hereto.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) the Borrower, (b) Holdings, (c) each Intermediate Parent, (d) each other Subsidiary identified on Schedule I hereto and (e) each Subsidiary that becomes a party to this Agreement as a Grantor after the Closing Date.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III hereto.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar  proceeding  (or  that  would  accrue but  for  the  operation  of  bankruptcy  or  insolvency  laws), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding) and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would have been incurred but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and  performance  of  all  other  obligations  of  the  Borrower  under  or  pursuant  to  each  of  the  Loan

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Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would have been incurred but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States and all registrations thereof and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto, and (b) all reissues,   continuations,   divisions,   continuations-in-part,  renewals  or   extensions  thereof,   and  the inventions  disclosed or  claimed  therein,  including the right  to  make,  use and/or  sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Closing Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means the Loan Document Obligations.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) the Primary Revolving Facility Administrative Agent, (e) each Lead Arranger, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

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“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other  Person  otherwise has  the right  to  license,  and all rights  of any such Person under  any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of

Exhibit IV hereto.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01.      Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii)any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) together with undated  stock  powers  or  other  instruments  of  transfer  with  respect  thereto  endorsed  in  blank; (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (1) Equity Interests of any Person (other than the Borrower or a Wholly Owned Restricted Subsidiary), to the extent not permitted by the terms of such Person’s organizational or joint venture documents, (2) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary, (3) any Equity Interest with respect to which Borrower, with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar  law  or  regulation  in  any  applicable  jurisdiction)  to  Holdings,  any  Intermediate  Parent,  the Borrower and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings,  recordings,  registrations,  stampings  and any  similar  acts  in connection  with the creation  or

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perfection of the Liens granted hereunder) that shall have been reasonably determined by Borrower to be material to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries, (4) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect and (5) any Equity Interest that the Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings,  any  Intermediate  Parent,  the  Borrower  and  the  Subsidiaries  resulting  therefrom)  being excessive in view of the benefits to be obtained by the Secured Parties therefrom (the Equity Interests excluded pursuant to clauses (1) through (5) above being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the  “Pledged  Debt  Securities”);  (c) all  other  property  that  may  be  delivered  to  and  held  by  the Administrative  Agent  pursuant  to  the  terms  of  this  Section 2.01  and  Section 2.02;  (d) subject  to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (e) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (e) above (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

SECTION 2.02.      Delivery  of  the  Pledged  Collateral.    (a)  Each  Grantor  agrees  to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Administrative Agent in its reasonable discretion) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b)        As promptly as practicable (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Administrative Agent in its reasonable discretion), each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by any Person in a principal amount of $5,000,000 or more to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c)        Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not

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affect  the  validity  of  such  pledge  of  such  Pledged  Securities.   Each  schedule  so  delivered  shall supplement any prior schedules so delivered.

SECTION 2.03.      Representations, Warranties and Covenants.   The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a)        as of the Closing Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in the Borrower, any Intermediate Parent or any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b)        the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, any Intermediate Parent, the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c)        except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and  transfers  made  in  compliance  with  the  Credit  Agreement,  (iii) will  make  no  further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)        except  for  restrictions  and  limitations  imposed  by  the  Loan  Documents  or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)       no part of the Collateral constituting Equity Interests in the Borrower, any Intermediate Parent or any Subsidiary consists of margin stock, as that term is defined under Regulation U of the Board of Governors of the Federal Reserve System;

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(f)         each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g)        by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(h)        subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, (A) it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests, and (B) at the request of the Administrative Agent, each Grantor agrees to cause each Broker-Dealer Subsidiary to (i) make any required filing or application with, and give any required notice to, any applicable Governmental Authority or Regulatory Supervising Organization that may be necessary to permit the Secured Parties and the Administrative Agent to acquire, exercise control over, transfer or otherwise exercise any rights provided under this Agreement over the Pledged Equity Interests of a Broker-Dealer Subsidiary, (ii) use its best efforts to pursue such filing, application or notice and obtain any required consent or approval as promptly as practicable, (iii) notify the Administrative Agent of any filing or notice that will be required, other than those set forth on Schedule V, which each Grantor represents contains a complete list of all regulatory authorizations and notifications that may be required, and (iv) take such other actions as may be reasonably requested by the Administrative Agent to facilitate such acquisition, control or transfer of the Pledged Equity Interests of any Broker-Dealer Subsidiary.

SECTION 2.04.      Registration  in  Nominee  Name;  Denominations.    If  an  Event  of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.   Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05.      Voting Rights; Dividends and Interest.  (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 2.05 are being suspended:

(i)       each  Grantor  shall  be  entitled  to  exercise  any  and  all  voting  and/or  other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

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(ii)       the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii)       each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

(b)        Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).   Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)        Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise

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directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.   After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)        Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.      Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever located (collectively, the “Article 9 Collateral”):

(i)             all Accounts;

(ii)            all Chattel Paper;

(iii)           all Documents;

(iv)          all Equipment;

(v)            all General Intangibles, including all Intellectual Property;

(vi)           all Instruments;

(vii)          all Inventory;

(viii)         all other Goods;

(ix)           all Investment Property;

(x)            all Letter-of-Credit Rights;

(xi)           all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

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(xii)       all books and records pertaining to the Article 9 Collateral; and

(xiii)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than Holdings, any Intermediate Parent, the Borrower or any of their respective subsidiaries) to, such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such lease, license, contract or agreement; (B) any motor vehicle or other asset covered by a certificate of title or ownership, whether now owned or hereafter acquired, the perfection of which is excluded from the UCC in the relevant jurisdiction; (C) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit  Agreement  (whether or not  incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) or Section 6.02(xx) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than Holdings, any Intermediate Parent, the Borrower or any of their respective subsidiaries) to, any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable pursuant to, the UCC or any other applicable Requirement of Law; (D) any asset owned by any Grantor with respect to which Borrower, with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset hereunder would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been reasonably determined by Borrower to be material to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries; (E) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceases to be in effect; (F) any asset owned by any Grantor that the Borrower and the Administrative Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings, any Intermediate Parent, the Borrower and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (G) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under

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applicable federal law; and (H) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (H) above, the term “Article 9 Collateral” shall not include any such asset); provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) through (H)).

(b)        Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and continuation statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral  or  any  part  thereof  naming  any  Grantor  as  debtor  or  the  Grantors  as  debtors  and  the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c)        The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02.      Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)        Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(b)        The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Closing Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States  registrations  and  applications  for  Patents,  Trademarks  and  Copyrights)  that  are necessary  to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties,  in respect  of all  Article 9  Collateral in  which the Security Interest  may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).  The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative  Agent,  for  the  benefit  of  the  Secured  Parties,  in  respect  of  all  Article 9  Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c)        The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings  described  in paragraph (b)  of this  Section 3.02,  a  perfected security  interest  in all  Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as  applicable,  within  the  three-month  period  after  the  date  hereof  pursuant  to  35 U.S.C.  § 261  or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

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(d)        The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.   None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United  States  Copyright  Office,  except,  in  each  case,  for  Liens  expressly  permitted  pursuant  to Section 6.02 of the Credit Agreement.

SECTION 3.03.      Covena nts.  (a) Each Grantor shall, at its own expense, take any and all  commercially  reasonable actions  necessary  to  defend  title to  the  Article 9  Collateral  against  all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)        Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.   If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral.   Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.

(c)        At  its   option,   the  Administrative  Agent   may  discharge  past  due  taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as

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required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d)       Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(e)        It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee), (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Administrative Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.03(b) (solely with respect to the second sentence thereof), Section 3.04(c) and Section 3.04(d) hereunder.  No Grantor shall be required to (i) complete any filings or other action with respect to the perfection or creation of security interests in any jurisdiction outside of the United States (or otherwise enter into any security agreements, mortgages or pledge agreements governed by the laws of any jurisdiction outside of the United States) or (ii) deliver control agreements or other control or similar arrangements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts, Commodity Accounts, letters of credit rights or other assets requiring perfection by control (other than assets described in clauses (iii) and (iv) of this clause (e)).

(f)         Each Grantor  irrevocably  makes,  constitutes  and appoints  the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, of making,  settling and adjusting claims  in respect  of Article 9  Collateral under  policies  of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.   In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable.  All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

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SECTION 3.04.      Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)        Instruments.   If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b)        Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than in the ordinary course of its trading activities), such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(c)        Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $5,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably  satisfactory  to  the  Administrative  Agent,  either  (i) use  commercially  reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(d)       Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

SECTION 3.05.      Covena nts Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance  of  each  Patent,  Trademark  or  Copyright  registration  or  application,  now  or  hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses  to  office actions  issued by the U.S. Patent  and Trademark Office,  the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation,  continuation-in-part,  reissue  and  renewal  applications  or  extensions,  the  payment  of

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maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)        Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)        Except  where failure to  do  so  could  not  reasonably  be  expected  to  have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all commercially reasonable steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d)        Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(e)        Nothing  in  this  Agreement  shall  prevent  any  Grantor  from  disposing  of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE IV

Remedies

SECTION 4.01.      Remedies  upon  Default.    Upon  the  occurrence  and  during  the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.   Without limiting the generality of the foregoing, each  Grantor  agrees  that  the  Administrative  Agent  shall  have  the  right,  subject  to  the  mandatory

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requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees  is reasonable notice within the meaning of Section 9-611  of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange.   Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may (with the consent of the Administrative Agent, which may be withheld in its discretion) bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.   Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the

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commercially  reasonable  standards  as  provided  in  Section 9-610(b)  of  the  New York  UCC  or  its equivalent in other jurisdictions.

SECTION 4.02.      Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral and any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD,  to  the  Grantors,  their  successors  or  assigns,  or  as  a  court  of  competent jurisdiction may otherwise direct.

The Administrative Agent  shall  have absolute discretion as  to the time of application  of any such proceeds, moneys or balances in accordance with this Agreement.   Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not  be  obligated  to  see  to  the  application  of  any  part  of  the  purchase  money  paid  over  to  the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.  The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information  supplied  to  it  as  to  the  amounts  of  unpaid  principal  and  interest  and  other  amounts outstanding with respect to the Secured Obligations.

SECTION 4.03.      Grant of License to Use Intellectual Property.   For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at any time that an Event of Default shall have occurred and be continuing, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor (it being understood that the Administrative Agent shall not exercise such license except during the continuance of an Event of Default and after notice to such Grantor), and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non- exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or

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other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04.      Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.   Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.   In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited  number  of  purchasers  (or  a  single  purchaser)  were  approached.    The  provisions  of  this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01.      Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.   All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.      Waivers; Amendment.  (a) No failure or delay by the Administrative Agent,  the  Primary  Revolving  Facility  Administrative  Agent,  any  Issuing  Bank  or  any  Lender  in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.   The rights and remedies of the Administrative Agent, the Primary Revolving Facility Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they

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would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Primary Revolving Facility Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03.      Administrative Agent’s  Fees  and Expenses;  Indemnification.    (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”

(b)       Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings, any Intermediate Parent or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings, any Intermediate Parent or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary, except that the Administrative Agent, the Documentation Agent, each Syndication Agent and each Lead Arranger shall be indemnified in their capacities as such with respect to any dispute under this clause (z).

(c)        To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions  contemplated  hereby  or  thereby;  provided  that  such  indemnity  shall  not,  as  to  any

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Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related  Parties  (as  determined  by  a  court  of  competent  jurisdiction  in  a  final  and  non-appealable judgment) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)        The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party.  All amounts due under this Section shall be payable  not  later  than  10  Business  Days  after  written  demand  therefor;  provided,  however,  any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03.  Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04.      Successors and Assigns.   Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, in each case subject to Section 5.06.

SECTION 5.05.      Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06.      Counterparts; Effectiveness; Several Agreement.   This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but  all  of  which  when taken together  shall constitute a  single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit

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of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement.  This Agreement shall be construed as a separate agreement  with  respect  to  each  Grantor  and  may  be amended,  modified,  supplemented,  waived  or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07.      Severability.   Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08.      Right of Set-Off.  If an Event of Default under the Credit Agreement shall have occurred and be continuing, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that if any Defaulting Lender shall exercise any such right of set-off, (i) all amounts so set off shall be paid over immediately to the Primary Revolving Facility Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Primary Revolving Facility Administrative Agent, the Issuing Bank and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Primary Revolving Facility Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Applicable Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09.      Governing  Law;   Jurisdiction;   Consent   to  Service   of   Process; Appointment of Service of Process Agent.  (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may

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be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Primary Revolving Facility, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)        Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)        Each  Grantor  hereby  irrevocably  designates,  appoints  and  empowers  the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10.      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST  EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT  IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,  SEEK  TO  ENFORCE  THE  FOREGOING  WAIVER  AND  (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.      Headings.   Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.      Security Interest Absolute.   All rights of the Administrative Agent hereunder,  the  Security  Interest,  the  grant  of  a  security  interest  in  the  Pledged  Collateral  and  all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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SECTION 5.13.      Termination or Release.   (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b)       The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)        In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.13.   Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.14.      Additional Subsidiaries. The Grantors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit Agreement to (a) execute and deliver to the Administrative Agent a Supplement and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired, created or otherwise required to become a Grantor hereunder.   Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.   The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15.      Administrative Agent  Appointed  Attorney-in-Fact.    Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all

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or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16.            Broker Dealer Compliance.

(a)        Notwithstanding anything to the contrary contained herein or in any other Loan Document, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Broker-Dealer Subsidiary or any Equity Interests of a Broker-Dealer Subsidiary, or a change of control over such Broker-Dealer Subsidiary, requiring the application to and/or prior approval of FINRA or any other Regulatory Supervising Organization without first making such application and/or obtaining such prior approval, to the extent required, of FINRA or such Regulatory Supervising Organization.

(b)        Without limiting the obligations of any party under Section 2.03(h)(B), if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that it intends to enforce its rights under Section 4.01, the Administrative Agent is empowered  to  seek  from  FINRA  or  any  other  Regulatory  Supervising  Organization,  to  the  extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will  be  transferred.  The  Borrower  agrees  to  cooperate  with  any  such  purchaser  and  with  the Administrative Agent in the preparation, execution and filing of any forms and providing any information that may be necessary in obtaining such consent to the assignment to such purchaser of the Collateral. The Borrower hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and following delivery by the Administrative Agent of the notice described above, as long as not revoked or rescinded.  The Borrower shall cooperate fully in obtaining the consent  of FINRA and the approval or  consent  of  each  other  Regulatory Supervising Organization required to effectuate the foregoing.

SECTION 5.17.     Effectiveness as to East Subsidiary Grantors.   The East Subsidiary Grantors  shall  have  no  rights  or  obligations  hereunder  until  the  consummation  of  the transactions described in clauses (a)-(c) of the definition of Subsequent Transactions and any representations and warranties of the East Subsidiary Grantors hereunder shall not become effective until such time.  Upon consummation of the Subsequent Transactions, all the rights and obligations and all representations and warranties of the East Subsidiary Grantors shall become effective as of the date hereof, without any further action by any Person.

[Signature Pages Follow]

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Exhibit I to the

Collateral Agreement

SUPPLEMENT NO.     dated as of         , 20    (this “Supplement”), to the Collateral Agreement dated as of July 8, 2011, (the “Collateral Agreement”), among VFH LLC (“Holdings”), VFH PARENT LLC (the “Borrower”), the other GRANTORS from time to time party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

A.         Reference is  made to (a) the Credit  Agreement  dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and (b) the Collateral Agreement.

B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.

C.         The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.   In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms  and  provisions  of  the  Collateral  Agreement  applicable  to  it  as  a  Grantor  thereunder  and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.   In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Collateral Agreement).  Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Credit Agreement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered)  of  each  such  Patent  owned  by  the  New  Subsidiary,  (ii)  all  of  the  New  Subsidiary’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $5,000,000 or more.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION  7.     Any  provision  of  this  Supplement  held  to  be  invalid,  illegal  or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT]

Schedule I

to Supplement No.   to the

Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.    to the

Collateral Agreement

PLEDGED EQUITY INTERESTS

Number and
		Number of	Class of	Percentage
Grantor	Issuer	Certificate	Equity Interests	of Equity Interests

PLEDGED DEBT SECURITIES

Principal
Grantor	Issuer	Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.     to the

Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.     to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule V

to Supplement No.     to the

Collateral Agreement

REGULATORY AUTHORIZATIONS AND NOTIFICATIONS

Exhibit II to the

Collateral Agreement

COPYRIGHT SECURITY AGREEMENT dated as of                          , 20    (this“Agreement”), among (the “Grantor”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VFH LLC (“Holdings”), VFH Parent LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.   Terms.   Capitalized terms used in this  Agreement  and not  otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).

SECTION 3.  Collateral Agreement.  The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.   The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By
Name:
Title:

By
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

Schedule I

Schedule II

Exhibit III to the

Collateral Agreement

PATENT SECURITY AGREEMENT dated as of                  , 20   (this “Agreement”), among (the “Grantor”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VFH LLC, (“Holdings”), VFH Parent LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.   Terms.   Capitalized terms used in this  Agreement  and not  otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3.  Collateral Agreement.  The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.   The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By
Name:
Title:

By
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

Schedule I

Exhibit IV to the

Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated as of               , 20    (this “Agreement”), among (the “Grantor”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VFH LLC (“Holdings”), VFH Parent LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks and have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.   The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.     Terms.   Capitalized terms used in this  Agreement  and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.     Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3.     Certain Limited Exclusions.    Notwithstanding anything  herein to the contrary, in no event shall the security interest granted under Section 2 above attach to any intent-to-use trademark applications filed in the United States Patent and Trademark Office prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect to such applications if and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 4.     Collateral   Agreement.       The   Security   Interest   granted   to   the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.   The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 5.     Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

Schedule I